Exhibit 10.45

*** = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***],

HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE

REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Strictly Private & Confidential

AMENDED AND RESTATED OFFTAKE SUPPLY AGREEMENT

Between

Nestlé Waters Management & Technology

and

Micromidas, Inc. (dba Origin Materials)

Dated May 23, 2019

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	7

2.	PURPOSE	19

3.	AGREEMENT STRUCTURE	20

4.	CONDITIONS PRECEDENT	20

5.	PIONEER PLANT, PENALTIES AND DOWNSTREAM CONVERSION	22

6.	NEW PLANT	24

7.	PRODUCTION; QUALITY	25

8.	PRICE, PREPAYMENT AND PAYMENT	29

9.	QUANTITIES	30

10.	ORDER – DELIVERY	31

11.	CUSTOMS CLEARANCE	32

12.	TITLE AND RISKS	32

13.	PRODUCTION CAPACITY—SECURITY STOCK	33

14.	PRIORITY RIGHTS TO ADDITIONAL PRODUCT	35

15.	COMPETITIVE ADVANTAGE	38

16.	AUDIT AND FINANCIAL REVIEW RIGHTS	40

17.	INTELLECTUAL PROPERTY	41

18.	FORCE MAJEURE	41

19.	TERM	42

20.	TERMINATION	42

21.	CONSEQUENCES OF EXPIRATION AND TERMINATION	44

22.	REPRESENTATIONS AND WARRANTIES- SPECIFIC COMMITMENT	46

23.	LIABILITY AND INSURANCE	48

24.	LIQUIDATED DAMAGES CLAUSE	50

25.	SERVICE LEVEL	50

26.	ACTIVITY REPORT	50

27.	CHANGE OF CONTROL	51

28.	COMPLIANCE WITH APPLICABLE LAWs	51

29.	COMPLIANCE WITH SUSTAINABILITY PRINCIPLES	51

30.	RESERVED	52

31.	CONFIDENTIALITY – PUBLIC ANNOUNCEMENTS	52

32.	NON SOLICITATION	53

33.	USE OF PROCEEDS; Pioneer plant Operations	53

34.	INDEPENDENT PARTIES	53

35.	ASSIGNMENT	54

36.	SUBCONTRACTING	55

37.	MISCELLANEOUS	55

APPENDICES

Appendix 1	PET Alliance Agreement
Appendix 2	Technical Specifications Bio-pX
Appendix 3	Pricing, Invoice and Payment Conditions
Appendix 4	Timelines
Appendix 5	SEDEX platform
Appendix 6	Estimated Volumes
Appendix 7	Nestlé Waters Affiliates
Appendix 8	Supplier Affiliates
Appendix 9	[Reserved]
Appendix 10	Sample Bio-pX preliminary evaluation: industry standards and specifications
Appendix 11	Technical Specifications Bio-PTA, Bio-PET and Bio-PEF
Appendix 12	Technical Specifications Plastic Bottles
Appendix 13	Nestlé Corporate Business Principles and Nestlé Supplier Code
Appendix 14	Parametric Pricing Chart for New Plant
Appendix 15	Confidentiality Agreement
Appendix 16	List of Alliance Members
Appendix 17	[Reserved]
Appendix 18	Limited Intellectual Property License
Appendix 19	Form of Secured Promissory Note
Appendix 20	Forms of Deposit Account Pledge and Control Agreements
Appendix 21	Real Estate Documents
Appendix 22	[Reserved]
Appendix 23	Form of Share Pledge Agreement
Appendix 24	Options for New Plant Offtake Supply Agreement
Appendix 25	Illustrative Calculation of Aggregate Premium
Appendix 26	Form of Security Agreement
Appendix 27	Form of Intercreditor Agreement

AMENDED AND RESTATED OFFTAKE SUPPLY AGREEMENT

This Amended and Restated Offtake Supply Agreement is made on May 23, 2019 (Effective Date), between:

(1)

Nestlé Waters Management & Technology, a “société par actions simplifiée” organized and existing under the Laws of France, whose principal office is at 12 boulevard Garibaldi, 92130 Issy-les-Moulineaux, France, acting in its name and on its behalf and in the name and on behalf of the Nestlé Waters Affiliates (as defined below), duly represented by Jacques Bodevin & Matteo Canti,

(Nestlé Waters);

and

(2)

Micromidas, Inc., dba Origin Materials, a company organized and existing under the laws of the State of Delaware, whose principal office is at 930 Riverside Parkway, Suite 10, West Sacramento, CA 95605, United States of America, acting in its own name and on its behalf and in the name and on behalf of the Supplier Affiliates (as defined below), duly represented by Stephen Galowitz;

(Supplier);

(Nestlé Waters and the Supplier are hereafter referred to collectively as the Parties and individually as a Party).

WHEREAS:

A.	Nestlé Waters is a worldwide leading company specialized in the bottling, marketing and sale of bottled water and ready-to-drink tea.

B.

Nestlé Waters wishes to select a long-term supplier having adequate knowledge, experience, technical skills and financial capacity to manufacture Bio-pX (as defined below) from cellulosic materials, to be used for the production of plastic bottles. To produce such plastic bottles, the Bio-pX must be converted first to Bio-PTA (as defined below) and then to Bio-PET (as defined below).

C.	The Supplier has represented and warranted that:

(i)	it is specialized in the manufacture and supply of key intermediates and plastics from cellulosic materials;

(ii)	it has developed a variety of proprietary technologies to produce Bio-pX from such materials;

(iii)

it will enter into appropriate contractual relationships with Third Party Manufacturers [***] in the conversion of Raw Material Products to Products, enabling the Supplier to comply with its obligations under this Offtake Supply Agreement; and

(iv)

it has the knowledge, experience, technical skills and financial capacity to supply Bio-pX to one or more Third Party Manufacturers (as defined below) for subsequent conversion to Bio-PTA and then to Bio-PET.

D.

Nestlé Waters and the Supplier entered into that certain Offtake Supply Agreement, dated as of November 7, 2016 (the Original Offtake Agreement), which set forth the terms and conditions on which the Supplier and the Supplier Affiliates (as defined therein) would produce Bio-pX from cellulosic materials, convert the Bio-pX to Bio-PET and supply Bio-PET to Nestlé Waters and/or Nestlé Waters Affiliates, without any exclusivity granted to either Party. Additionally, the Original Offtake Agreement set out the terms on which Bio-PET may be substituted with Bio-PEF.

E.	The Supplier constructed a pilot plant in West Sacramento, California, United States of America.

F.

As set forth in the Original Offtake Agreement, the Supplier previously intended to construct a commercial-scale facility located in the United States of America to be owned directly by Micromidas Pioneer, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Supplier (Micromidas Pioneer).

G.	The Supplier now intends to contrast its commercial-scale facility (Pioneer Plant) in Canada.

H.

The Pioneer Plant will be constructed and owned by Origin Materials Canada Pioneer—Limited, a corporation incorporated under the laws of the Province of New Brunswick and an indirect wholly-owned subsidiary of the Supplier (OMC Pioneer).

I.	The Pioneer Plant will produce CMF (as defined below).

J.

The CMF produced at the Pioneer Plant will be converted by one or more third party manufacturers (collectively referred to as Associated PET Supply Chain), into either (i) Bio-pX (as defined below), then to Bio-PTA (as defined below), and then to Bio-PET (as defined below), or (ii) FDCA (as defined below), and then to Bio-PEF (as defined below);

K.

Bio-PEF may be substituted for Bio-PET and supplied to the Nestlé Waters Affiliates to be used for the production of plastic bottles in accordance with the terms and conditions of this Offtake Supply Agreement.

L.

Nestlé Waters Management & Technology, Danone Research, PepsiCo, Inc. and the Supplier have entered into that certain Second Amended PET Alliance Agreement, dated as of August 3, 2018 and attached hereto as Appendix 1 (as may be amended, restated, supplemented or otherwise modified from time to time, the PET Alliance Agreement).

M.

In accordance with the terms and conditions of the Original Offtake Agreement, Nestlé Waters has provided to Supplier aggregate lump sum advance payments totaling five million (5,000,000) USD (Advance Payment Amount) exclusively for (i) the manufacture and delivery of Raw Materials and Products and (ii) the Pioneer Plant Operations.

N.

The Parties have agreed to amend and restate the Original Offtake Agreement on and subject to the terms and conditions set forth below to, among other things, (i) provide for the construction of the Pioneer Plant in Canada, (ii) replace Micromidas Pioneer with OMC Pioneer as a Supplier Affiliate, (iii) terminate the security interests and liens granted pursuant to the Terminated Security Documents (as defined below), (iv) release and discharge Micromidas Pioneer of its obligations under the Original Offtake Agreement, the Original Secured Promissory Note (as defined below) and the Terminated Security Documents, (v) release and discharge Supplier of its obligations under the Original Pledge Agreement, and (vi) waive any potential breaches under the Original Offtake Agreement occurring prior to the Effective Date, which may have occurred as a result of the above or by the inclusion of PepsiCo, Inc. as an Alliance Member under the PET Alliance Agreement and investor in Supplier.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree to amend and restate the Original Offtake Agreement as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Offtake Supply Agreement, unless the context requires otherwise, all words beginning with initial capitals will have the following meaning:

Definition:	Meaning:

Advance Payment Amount	The meaning ascribed to it in Recital M;

Affiliate	With respect to any person, any other person controlling, controlled by or under common control with the first person. For purposes of this definition, control means the power to direct the management or affairs of a person, whether through ownership of voting securities, by contract or otherwise;

Aggregate Premium	The positive difference between (i) the total amounts actually paid (i.e. after taking into account all credits set forth in Article 8.2.1) by Nestlé Waters and the Nestlé Waters Affiliates for Products during the term of this Offtake Supply Agreement and (ii) the petro PET market price for such volumes during each such delivery period. For the purposes of the preceding sentence the petro PET market price will be calculated as set forth in Appendix 3;

Definition:	Meaning:

Alliance Members	Third parties who, in collaboration with and after mutual written agreement of the Parties, enter into an offtake supply agreement with the Supplier or a Supplier Affiliate to purchase and sell Bio-PET and become party to the PET Alliance Agreement. A list of the Alliance Members as of the Effective Date is attached as Appendix 16, which list may be modified, from time to time, by mutual written agreement of the Parties. Any Person added to Appendix 16 must enter into an offtake supply agreement with the Supplier;

Applicable Laws	All Laws, judgments, decrees, ordinances and regulations and any other Governmental Rules, orders and determinations by any Governmental Authority and all requirements having the force of law, now or hereafter enacted, made or issued, whether or not presently contemplated, including compliance with all requirements of environmental Laws, zoning Laws and labor Laws, compliance with which is required with respect to the Parties’ respective obligations under this Offtake Supply Agreement;

Applicable Taxes	The meaning ascribed to it in Article 8.6;

Associated PEF Supply Chain	The meaning ascribed to it in Recital J;

Associated PET Supply Chain	The meaning ascribed to it in Recital J;

Bankruptcy Event	(a) As experienced by a Party, when a court having jurisdiction enters a decree or order for (i) relief in respect of the Party in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Party or for all or substantially all of the property of such Party or (iii) the winding up or liquidation of the Party’s affairs and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

Definition:	Meaning:

(b) the Party (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Party for all or substantially all of the property of such Party or (iii) effects any general assignment for the benefit of creditors;

Bio-MEG	Monoethylene glycol produced from bio-sourced Feedstocks;

Bio-PEF	PEF made from FDCA with a carbonaceous bio-content of [***] with the understanding that the calculation of carbonaceous bio-content shall be made without reference to isothalic acid or similar required additives;

Bio-PET	PET made from Bio-pX and having a carbonaceous bio-content of at least [***] up to the Commercial Operation Date New Plant, and [***] as of the Commercial Operation Date New Plant and, provided that Nestlé Waters elects to pay the full premium for bio-ethylene as set forth in Appendix 3, [***] as of the Commercial Operation Date. The calculation of carbonaceous bio-content shall be made without reference to isothalic acid or similar required additives;

Bio-PTA	PTA containing Bio-pX;

Bio-pX	Bio-based PX produced from Feedstocks;

Change in Law	The enactment, adoption, promulgation, modification, suspension or repeal, after the Effective Date, by any Governmental Authority of any Applicable Laws;

Definition:	Meaning:
Change of Control	The Supplier shall fail to (i) own and control directly or indirectly, in the aggregate more than 50.1% of issued and outstanding common ownership interests and (ii) control the board of directors (or comparable governing body) in Supplier as the case may be. Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred as a result of any assignment in accordance with Article 35.1 below;

CMF	Chloromethyl Furfural;

Code	The meaning ascribed to it in Article 29.6;

Commercial Operation Date New Plant	The commercial operation date of the New Plant, as demonstrated by the production at the New Plant of not less than [***] of CMF and the capacity to produce not less than [***] of CMF per year which shall be capable of being converted to as much as [***] of PX per year as needed to meet the requirements of Alliance Members;

Commercial Operation Date Pioneer Plant	The commercial operation date of the Pioneer Plant, as demonstrated by the production at the Pioneer Plant of not less than [***] of CMF and the capacity to produce not less than [***] of CMF per year which shall be capable of being converted to as much as [***] of PX per year as needed to meet the requirements of Alliance Members;

Confidentiality Agreement	The agreement attached as Appendix 15;

Confidential Information	The meaning ascribed in the Confidentiality Agreement.

Customized Design	Any Results created by the Supplier or any Supplier Affiliate at written request of Nestlé Waters for the purposes of producing the Products for Nestlé Waters or the Nestlé Waters Affiliates;

Deposit Account Pledge and Control Agreements	(i) That certain Bank Account Pledge and Security Agreement, dated as of November 7,

Definition:	Meaning:

2016, by and between the Supplier and Nestlé Waters and (ii) that certain Deposit Account Control Agreement, dated as of November 7, 2016, among Silicon Valley Bank, the Supplier and Nestlé Waters, each in the form attached as Appendix 20;

Designated Party	The meaning ascribed to the term “Competitor” in that certain Investors’ Rights Agreement, dated as of August 3, 2018 and entered into by the Supplier and the investor parties thereto; provided that: (i) the list of Designated Parties shall be modified no more frequently than once annually, which modification shall occur, if at all, during the thirty (30) days immediately prior to the anniversary of the Effective Date or else waived for that specific year; and (ii) each such entity (or commonly controlled group of entities) must be a consumer goods company, a majority of whose revenue is derived from food and/or nonalcoholic beverages;

Effective Date	The meaning ascribed to it in the Preamble;

Expected Commercial Operation Date Pioneer Plant	The meaning ascribed to it in Appendix 4;

Expected Commercial Operation Date New Plant	The meaning ascribed to it in Appendix 4;

Feedstocks	The cellulosic or carbohydrate material used by the Supplier and/or the Supplier Affiliates in the manufacture of Raw Materials;

FDCA	Furan Dicarboxylic Acid;

Force Majeure	The meaning ascribed to it in Article 18;

Funds	The funds in the amount of [***] USD, received by the Supplier or the Supplier Affiliates from the investors who are a party to the Series B Preferred Stock Purchase Agreement, dated as of October 7, 2016;

Definition:	Meaning:

Governmental Authority	Any national (United States of America or other foreign country), provincial or local government, any political subdivision or any governmental, quasigovernmental, judicial, public or statutory instrumentality, authority, agency, body, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative power or functions of or pertaining to government;

Governmental Rules	Any Law, rule, regulation, ordinance, order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Authority;

Improvements	Any improvements or revisions to, or modifications of, any Technical Specifications and/or Nestlé Waters’s Pre-Existing IP made by Nestlé Waters and/or the Supplier;

Intellectual Property Rights	Any property right provided by Applicable Law, including but not limited to, patents, design rights, semiconductor topography rights, database rights, copyrights, trademarks, domain name, confidential know-how and trade secrets, covering any creation of the mind such as, but not limited to, results, reports, information, data, databases, methods, software (including all elements and source codes), devices, know-how, inventions, literary and artistic works, symbols, names and logos, images and designs;

Intercreditor Agreement	That certain Pari Passu Intercreditor Agreement, dated on or about the date hereof, among OMC Holding, OMC Pioneer, Nestlé Waters and Danone Asia Pte Ltd, in the form attached hereto as Appendix 27 (as may be amended, restated, supplemented or otherwise modified from time to time);

Definition:	Meaning:

Law

Any applicable constitutional provision, statute, ordinance, principle of common law or other law, rule, code, ordinance, protocol, directive, regulation, or interpretation of any Governmental Authority and any decree, injunction, stay, judgment, order, ruling, assessment or writ;

LCA	Life cycle assessment to assess environmental impacts associated with all the stages of a product’s life from cradle to grave;

Limited Intellectual Property License	Subject to the Intercreditor Agreement, that certain Nonexclusive Patent and Know-How License Agreement, dated as of November 7, 2016, by and among the Supplier, Danone Asia Pte Ltd and Nestlé Waters in the form attached hereto as Appendix 18 (as may be amended, restated, supplemented or otherwise modified from time to time);

Liquidated Damages	The meaning ascribed to it in Article 24;

Long Stop Dates	The Pioneer Plant Long Stop Date, the Pioneer Plant Bio-PET Long Stop Date, the New Plant Long Stop Date, the New Plant Bio-PET Long Stop Date, collectively or individually as applicable;

Material Adverse Change	The occurrence of fact, circumstance or event, of any nature whatsoever (including, without limitation, in relation to industrial, financial or commercial matters or relating to safety, quality, health, etc.), which could materially jeopardize the purpose, financial interest or objective(s) of this Offtake Supply Agreement, provided, however such material adverse change is not the consequence of a Force Majeure event; in which case such event shall be treated as described in Article 18;

MEG	Mono-Ethylene Glycol;

Micromidas Pioneer	The meaning ascribed to it in Recital F;

MT	Metric ton;

Definition:	Meaning:

Nestlé Waters	The meaning ascribed to it in the Preamble;

Nestlé Waters Affiliates	The companies listed in Appendix 7 as amended from time to time by Nestlé Waters;

Nestlé Waters Group	Nestlé Waters and the Nestlé Waters Affiliates;

Nestlé Waters’ Market	The worldwide market of bottled waters and ready-to-drink tea;

Nestlé Waters Qualified Feedstock	Those Feedstocks that (i) qualify as second generation feedstock, (ii) are not consumed by humans or animals directly or indirectly as food and (iii) comprise and are limited to one or more of the following components: wood, wood products or by-products, corn stover, corn fiber, oat hulls, bagasse, old corrugated cardboard or paper, palm biomass (including empty fruit bunches, fronds and trunks) and molasses/blackstrap, or other products (including sugars) derived from any of the above. The addition of Feedstocks other than those listed above will be subject to Nestlé Waters’s prior written approval;

New Plant	The first plant, or integrated complex of plants, constructed after the Pioneer Plant at which Raw Materials are manufactured;

New Plant Bio-PET Long Stop Date	The meaning ascribed to it in Appendix 4;

New Plant Bio-PET Penalty Date	The meaning ascribed to it in Appendix 4;

New Plant Long Stop Date	The meaning ascribed to it in Appendix 4;

New Plant Penalty Date	The meaning ascribed to it in Appendix 4;

Offtake Supply Agreement	This offtake supply agreement, including its Preamble and its Appendices, as amended, restated, supplemented or otherwise modified from time to time;

OMC Holding	Origin Materials Canada Holding - Limited, a corporation incorporated under the laws of the Province of New Brunswick;

Definition:	Meaning:

OMC Pioneer	The meaning ascribed to it in Recital H;

Orders	The purchase orders placed from time to time by the Nestlé Waters Affiliates with the Supplier or the Supplier Affiliates for the supply of Products, pursuant to the terms of this Offtake Supply Agreement;

Original Offtake Agreement	The meaning ascribed to it in Recital D;

Original Pledge Agreement	That certain Pledge and Security Agreement, dated as of November 7, 2016, made by the Supplier for the benefit of Nestlé Waters;

Original Secured Promissory Note	That certain Secured Promissory Note, dated as of November 7, 2016, by the Supplier and Micromidas Pioneer in favor of Nestlé Waters;

Original Security Agreement	That certain Security Agreement, dated as of November 7, 2016, by and between Micromidas Pioneer and Nestlé Waters;

Parties	The meaning ascribed to it in the Preamble;

Party	The meaning ascribed to it in the Preamble;

PEF	Polyethylene Furanoate;

Penalty Dates	The Pioneer Plant Penalty Date, the Pioneer Plant Bio-PET Penalty Date, the New Plant Penalty Date and the New Plant Bio-PET Penalty Date, collectively or individually as applicable;

PET	Polyethylene Terephthalate;

PET Alliance Agreement	The meaning ascribed to it in Recital L;

Pioneer Plant	The meaning ascribed to it in Recital G;

Pioneer Plant Bio-PET Long Stop Date	The meaning ascribed to it in Appendix 4;

Pioneer Plant Bio-PET Penalty Date	The meaning ascribed to it in Appendix 4;

Definition:	Meaning:

Pioneer Plant Long Stop Date	The meaning ascribed to it in Appendix 4;

Pioneer Plant Operations	The construction of the Pioneer Plant and obtainment of everything that is necessary to make the Pioneer Plant fully operational;

Pioneer Plant Penalty Date	The meaning ascribed to it in Appendix 4;

Pre-Existing IP	Any Confidential Information (including but not limited to, results, data or reports), inventions, software, know-how, literary and artistic works, symbols, names, images, designs and any creation of the mind covered or not by an Intellectual Property Right (including industrial property right), which is (i) owned or in possession of a Party prior to the Effective Date, (ii) obtained after the Effective Date by such Party through acquisition of such Intellectual Property Rights from a third party or (iii) conceived or developed outside the scope and framework of the PET Alliance Agreement;

Product	Bio-PET or Bio-PEF, as applicable;

PTA	Purified Terephthalic Acid;

pX or PX	Para-Xylene;

Raw Materials	Bio-pX and/or FDCA, as applicable;

Raw Materials Products	Bio-pX, Bio-PTA and/or FDCA, as applicable;

Real Estate Documents	The meaning ascribed to it in Appendix 21;

Representatives	A Party’s Affiliates, officers, directors, employees, consultants, contractors and agents;

Results	All Intellectual Property Rights created by Nestlé Waters or the Supplier under the PET Alliance Agreement;

Sample Bio-pX	The representative samples of Bio-pX as set forth in the PET Alliance Agreement;

Definition:	Meaning:

Secured Promissory Note	That certain Amended and Restated Secured Promissory Note, dated as of the date hereof, made by the Supplier, OMC Holding and OMC Pioneer in favor of Nestlé Waters (as may be amended, restated, supplemented or otherwise modified from time to time);

Security Agreement	That certain General Security Agreement, dated as of the date hereof, between OMC Pioneer and Nestlé Waters, in the form attached hereto as Appendix 26 (as may be amended, restated, supplemented or otherwise modified from time to time);

Security Documents	The Secured Promissory Note, the Share Pledge Agreement, the Deposit Account Pledge and Control Agreements, the Real Estate Documents and the Security Agreement;

Security Stock	The meaning ascribed to it in Article 13.2;

Services and Supply Agreement	An agreement entered into between the Supplier and Third Party Manufacturer(s) for the conversion of the Raw Material Products to Products, which shall be delivered to Nestlé Waters Affiliates on terms and conditions compatible with this Offtake Supply Agreement;

Share Pledge Agreement	That certain Share Pledge Agreement, dated as of the date hereof, between OMC Holding and Nestlé Waters, in the form attached as Appendix 23 (as may be amended, restated, supplemented or otherwise modified from time to time);

Start Date	The date on which all of the conditions precedent set forth in Article 4.1 have been fulfilled or, if applicable, waived by the applicable Party, as set forth in Article 4.2;

Supplier	The meaning ascribed to it in the Preamble;

Definition:	Meaning:

Supplier Affiliates	The companies listed in Appendix 8 as amended from time to time by the Supplier;

Supplier Group	The Supplier and the Supplier Affiliates;

Technical Specifications	Technical Specifications Bio-PTA, Bio-PET and Bio-PEF, Technical Specifications FDCA and Technical Specifications Bio-pX collectively;

Technical Specifications Bio-PTA, Bio-PET and Bio-PEF	The quality and food safety requirements the Bio-PTA, Bio-PET and Bio-PEF must meet as described in Appendix 11;

Technical Specifications Bio-pX	The quality and food safety requirements Bio-pX must meet as described in Appendix 2 as may be amended from time to time in accordance with Article 7;

Technical Specifications FDCA	The quality and food safety requirements FDCA must meet to satisfy the condition precedent set forth in Article 9.1.1 and which are to be developed jointly and agreed by the Parties;

Technical Specifications Plastic Bottles	The quality and food safety requirements plastic bottles must meet as described in Appendix 12;

Terminated Security Documents	The Original Pledge Agreement and the Original Security Agreement, collectively or individually, as applicable;

Third Party Manufacturer	Any third party appointed from time to time by the Supplier and/or the Supplier Affiliates, subject to prior written approval by Nestlé Waters, not to be unreasonably withheld, conditioned or delayed, to convert Raw Materials to Products;

VAT	The meaning ascribed to it in Article 8.6.

1.2	Interpretation

In this Offtake Supply Agreement, where the context admits:

1.2.1	reference to a statutory provision includes reference to:

(i)	any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force;

(ii)	any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement;

1.2.2	reference to a Preamble, Article or Appendix is to a preamble, article or appendix of or to this Offtake Supply Agreement, respectively;

1.2.3	reference to the Parties includes their respective successors and permitted assigns;

1.2.4	reference to any Party to this Offtake Supply Agreement comprising more than one person includes each person constituting that Party;

1.2.5

reference to any agreement, document or other instrument means such agreement, document or other instrument as amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms and conditions of this Offtake Supply Agreement;

1.2.6	reference to any gender includes the other genders;

1.2.7	words in the singular include the plural and in the plural include the singular;

1.2.8	the index and headings are for ease of reference only and shall not affect the construction or interpretation of this Offtake Supply Agreement; and

1.2.9	this Offtake Supply Agreement incorporates its recitals and the appendices to it.

2.	PURPOSE

Subject to the terms of this Offtake Supply Agreement and the Orders, the Parties agree that:

(i)

the Supplier and/or relevant Supplier Affiliates shall manufacture and supply Raw Materials, convert or have such Raw Materials converted to the Products, and supply the Products to Nestlé Waters and/or relevant Nestlé Waters Affiliates; and

(ii)	Nestlé Waters and/or relevant Nestlé Waters Affiliates shall order the Products from the Supplier and/or the relevant Supplier Affiliate and pay the Supplier and/or the relevant Supplier Affiliates.

3.	AGREEMENT STRUCTURE

3.1	Offtake Supply Agreement

This Offtake Supply Agreement sets out the terms and conditions which shall govern the overall obligations, responsibilities and liabilities of the Parties and, as applicable, of Nestlé Waters Affiliates and Supplier Affiliates in connection with the purpose set forth in Article 2.

3.2	Orders

3.2.1

Pursuant to this Offtake Supply Agreement, Nestlé Waters and/or Nestlé Waters Affiliates may, from time to time, place Orders with the Supplier and/or Supplier Affiliates according to the terms and conditions of Article 10.

3.2.2	Each Order shall be governed by the provisions of this Offtake Supply Agreement.

3.2.3

Any amendment to this Offtake Supply Agreement shall automatically apply to each Order issued following the effective date of such amendment; provided, that upon mutual written agreement of the Parties, any amendment may apply to previously issued and unfulfilled Orders.

3.3	Application to Affiliates

This Offtake Supply Agreement, as may be from time to time amended, shall apply to Nestlé Waters Affiliates and to Supplier Affiliates when buying and selling the Products. Nestlé Waters may amend from time to time Appendix 7 in writing in order to reflect the members of the Nestlé Waters Group and shall promptly inform the Supplier of any such amendment, provided that no such amendment shall adversely affect the rights or obligations of the Supplier hereunder. The Supplier may amend from time to time Appendix 8 in writing in order to reflect the members of the Supplier Group and shall promptly inform Nestlé Waters of any such amendment, provided that no such amendment shall adversely affect the rights or obligations of Nestlé Waters hereunder.

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent

The Parties’ respective purchase and sale obligations under this Offtake Supply Agreement shall become effective upon the Start Date, subject to the fulfilment of each of the following cumulative conditions precedent:

(i)

All Sample Bio-pX and quality testing as described in the PET Alliance Agreement, other than the recyclability test (which will be performed after the Start Date), shall have been passed to the reasonable satisfaction of Nestlé Waters;

(ii)	The Commercial Operation Date Pioneer Plant shall have occurred before the Pioneer Plant Long Stop Date;

(iii)

The Supplier, or a third party expert jointly selected by the Parties, shall have provided evidence to the reasonable satisfaction of Nestlé Waters that Bio-pX produced by the Pioneer Plant fully meets the Technical Specifications Bio-pX and that the Supplier can meet the quantity requirements as set out in Article 9;

(iv)

Nestlé Waters shall have conducted a preliminary evaluation of samples of Bio-PET containing Bio-pX produced at the Pioneer Plant and determined, as soon as commercially practicable (but in no event longer than [***] days following receipt of such Bio-PET samples from Supplier) that the Bio-PET (i) fulfils the industry standards and the specific additional objective specifications, including as to quality and food safety requirements as set forth in Appendix 10, and (ii) meets the quality standards and specifications of the Technical Specifications Bio-PTA, Bio-PET and Bio-PEF as set forth in Appendix 11;

Upon written request by the Supplier, Nestlé Waters shall provide the Supplier with information as to the progress and any interim results of such evaluation process within [***] of such request;

(v)

No Material Adverse Change shall have occurred prior to the date when each of the conditions precedent listed in sub-paragraphs (i) through (iv) above has been fulfilled or waived by Nestlé Waters; provided that each Party undertakes to notify the other Party of the occurrence of any such Material Adverse Change promptly upon acquiring knowledge thereof and provided, further that failure by a Party to comply with this notice obligation shall entitle the other Party to terminate forthwith this Offtake Supply Agreement; and

(vi)

A qualified and professional third party previously approved in writing by Nestlé Waters, shall have produced a LCA demonstrating to Nestlé Waters’s reasonable satisfaction that the following criteria for Products supplied from a hypothetical pioneer plant that uses inputs, including Nestlé Waters Qualified Feedstocks, optimized for LCA purposes are met:

•	For Bio-PET: reduction of the GHG emissions and Non Renewable Energy Use by at least [***], as compared the equivalent for 100% oil-based PET (using as a reference PlasticsEurope 2010);

•	For Bio-PEF: reduction of the GHG emissions and Non Renewable Energy Use by at least [***], as compared the equivalent for 100% oil-based PET (using as a reference PlasticsEurope 2010);

•

The agro-related indicators such as “Water consumption”, “Ecosystems quality” (eutrophication, acidification, ecotoxicity) and “Land Use” for the Bio-PET and Bio-PEF from the New Plant shall be better (or at least have no statistically significant differences) (taking into account the uncertainties and the local water and land availability) compared to the equivalent for 100% oil-based PET (using as a reference PlasticsEurope 2010);

For the avoidance of doubt, the parties acknowledge that Nestlé Waters’s LCA methodology fully takes into account the Supplier’s (i) verified effective use of waste feedstocks and (ii) co-product displacements to the extent they displace primary production of the substitute product.

4.2	Waiver of the Conditions Precedent

The conditions precedent set forth in Article 4.1 (other than Article 4.1(v) as to a Material Adverse Change with respect to Nestlé Waters) are all stipulated for the exclusive benefit of Nestlé Waters, and Nestlé Waters may therefore waive any such condition precedent in writing at its sole and absolute discretion.

4.3	Fulfilment of the Conditions Precedent

4.3.1

The Parties shall use their best efforts for the fulfilment of the conditions precedent as soon as practicable. In the event a Party becomes aware of the fact that any condition precedent cannot be fulfilled or is delayed, it shall promptly inform the other Party and the Parties shall review in good faith the situation and any possible remediation, without prejudice of the provisions of Article 4.4.1. Any agreement between the Parties on a possible remediation, if any, shall be subject to a specific written amendment to this Offtake Supply Agreement.

4.3.2

Evidence that any of the conditions precedent have been fulfilled shall result from a statement executed by Nestlé Waters, by which Nestlé Waters acknowledges its fulfilment, which statement shall be provided by Nestlé Waters within [***] of fulfilment of such condition precedent and which shall not be unreasonably withheld or delayed. Any waiver by Nestlé Waters of the benefit of any of the said conditions precedent shall mandatorily be recorded in a written statement, executed by Nestlé Waters, by which Nestlé Waters expressly, specifically and definitively waives the benefit of any such condition.

4.4	Termination

4.4.1

The Start Date is anticipated to be the Expected Commercial Operation Date Pioneer Plant and will be no later than the Pioneer Plant Long Stop Date. In the event that the conditions precedent have not been fulfilled or, if applicable, waived by Nestlé Waters, by the Pioneer Plant Long Stop Date, and unless otherwise agreed in writing by the Parties, this Offtake Supply Agreement shall be terminated in accordance with Article 20.

5.	PIONEER PLANT, PENALTIES AND DOWNSTREAM CONVERSION

5.1	For the purpose of manufacturing the quantities of Bio-pX set forth in Article 9 and converting Raw Materials to the Products in accordance with this Offtake Supply

Agreement, the Supplier shall (or shall cause the relevant Supplier Affiliate to) (i) construct the Pioneer Plant with a capacity to produce an annual volume of CMF to supply [***] of the minimum required volume of Bio-PX requested by Nestlé Waters as detailed in Appendix 6, (ii) arrange for the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain, to produce the Raw Materials and (iii) arrange for Third Party Manufacturer(s) to convert the Raw Materials to Products.

5.2

The Supplier shall be responsible for the design, the construction, the choice of the contractors and the carrying out of all the necessary actions, negotiations and formalities (including but not limited to the necessary permits) and shall bear all related costs and expenses in relation to the Pioneer Plant, the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and the Third Party Manufacturer(s), without any liability whatsoever for Nestlé Waters and Nestlé Waters Affiliates (including when Nestlé Waters is informed about the process).

5.3

The Supplier shall (i) construct and have a fully operational Pioneer Plant, Associated PET Supply Chain and, if applicable, Associated PEF Supply Chain and Third Party Manufacturer(s) within the timeframe and various milestones set forth in Appendix 4 and (ii) commence the manufacturing of Products at the agreed quantities as set out in Article 9 and the conversion of the Raw Materials to the Products in accordance with Appendix 4.

5.4

The Supplier shall (or shall cause the relevant Supplier Affiliate to) keep Nestlé Waters regularly informed about the progress made and material events in relation to the construction of the Pioneer Plant, and the arrangements for the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and the Third Party Manufacturer(s) through monthly progress reports. In particular, the Supplier shall (or shall cause the relevant Supplier Affiliate to) provide appropriate documentation to Nestlé Waters evidencing the completion of each of the milestones referred to in Appendix 4 relating to the Pioneer Plant.

5.5

In the event the Supplier actually becomes aware that any milestone mentioned in Appendix 4 cannot be met, the Supplier shall promptly notify and provide Nestlé Waters with a reasonable estimate of the new timeline and what measures the Supplier will take to ensure that the Bio-PET Long Stop Date and the Pioneer Plant Bio-PET Long Stop Date can still be met.

5.6	In the event it becomes clear at any time that either (i) the Pioneer Plant Long Stop Date or (ii) the Pioneer Plant Bio-PET Long Stop Date cannot be met, the following shall apply:

5.6.1

The Parties shall promptly consult on possible actions to mitigate the impact of the delay towards Nestlé Waters’s and/or the Nestlé Waters Affiliates’ operations in respect of the Products. Such mitigation, if agreed in writing by Nestlé Waters and the Supplier, each in its sole discretion, may include, [***]; and

5.6.2

If the Parties have not been able to agree on the required amendments to this Offtake Supply Agreement to make it operative for both Parties in the changed and delayed scenario, as contemplated in Article 5.6.1, Nestlé Waters may terminate this Offtake Supply Agreement with immediate effect and without any liability, without any further action or legal proceeding being required (without prejudice to any other damages, rights or remedies to which Nestlé Waters may be entitled).

6.	NEW PLANT

6.1

Following the Commercial Operation Date Pioneer Plant, the Supplier shall use reasonable commercial efforts to construct (or arrange for the construction of) a New Plant on or before the Expected Commercial Operation Date New Plant.

6.2

The New Plant shall produce, out of its entire production, the required CMF to produce at least [***] of Bio-pX or FDCA per annum. The New Plant shall be capable of producing commercial quantities of [***] carbonaceous bio-content based CMF from [***] Nestlé Waters Qualified Feedstocks capable of being converted in [***] carbonaceous bio-content based Bio-pX or FDCA. The expected costs of production of the New Plant are set forth in the parametric pricing charts, which are based on the Supplier’s anticipated technology and are attached as Appendix 14.

6.3

Nestlé Waters and the Nestlé Waters Affiliates shall have the right to direct that the Supplier and the Supplier Affiliates source the agreed quantities of Products as set out in Article 9 to be supplied pursuant to this Offtake Supply Agreement from the New Plant, rather than from the Pioneer Plant. The terms and conditions, including the price, for such Products shall remain unchanged (unless Nestlé Waters elects to utilize bio-ethylene, in which case the provisions of Article 7.1.5 will apply).

6.4

Prior to the New Plant Long Stop Date but no later than [***] after the execution of this Offtake Supply Agreement, a LCA will be performed by a qualified and professional third party selected by the Supplier and approved in writing by Nestlé Waters within [***] from the effective date of this Offtake Agreement. Nestlé Waters expects that such LCA shall demonstrate through modelling that the following criteria for Products supplied from the New Plant are met:

•	For Bio-PET: reduction of the GHG emissions and Non Renewable Energy Use by at least [***], as compared with the ones for 100% oil-based PET /(Ref. PlasticsEurope 2010);

•	For Bio-PEF: reduction of the GHG emissions and Non Renewable Energy Use by at least [***], as compared the equivalent for 100% oil-based PET (using as a reference PlasticsEurope 2010);

•

The agro-related indicators such as “Water consumption”, “Ecosystems quality” (Eutrophication, acidification, Ecotoxicity) and “Land Use” for the Bio-PET and Bio-PEF from the New Plant shall be better (or at least have no statistically significant differences) (taking into account the uncertainties and the local water and land availability) compared to the equivalent for 100% oil-based PET (using as a reference PlasticsEurope 2010).

The Parties acknowledge and agree that the foregoing criteria are provided for indicative purposes only, and failure to achieve the foregoing criteria shall not be a breach of this Offtake Supply Agreement. Should the LCA show that any one of the foregoing criteria have not been met, the Parties shall meet, at Nestlé Waters’s request, and negotiate in good faith to reach a mutually agreeable resolution. For the avoidance of doubt, such mutually agreeable solution shall not imply an obligation for Nestlé Waters to enter into an offtake supply agreement for the New Plant or to indemnify the Supplier in any way, and is without prejudice of Nestlé Waters’s right to terminate this Offtake Supply Agreement under Article 20.2(xvi).

For the avoidance of doubt, the Parties acknowledge that Nestlé Waters’s LCA methodology fully takes into account the Supplier’s (i) verified effective use of waste feedstocks and (ii) co-products displacement to the extent they displace primary production of the substitute products.

6.5

In the event that Nestlé Waters or the Nestlé Waters Affiliates exercise the right in Article 6.3, and the Supplier or Supplier Affiliates have not commenced delivery of the agreed quantity of Products from the New Plant on or before the New Plant Bio-PET Penalty Date, a penalty will be due by the Supplier to Nestlé Waters or the relevant Nestlé Waters Affiliates as per Article 24.

6.6

If a New Plant capable of producing [***] carbonaceous bio-content based Bio-pX or FDCA from [***] Nestlé Waters Qualified Feedstocks is not in operation on or before the New Plant Long Stop Date, Nestlé Waters and the Nestlé Waters Affiliates shall have the right to terminate this Offtake Supply Agreement without any liability and/or compensation due by Nestlé Waters or Nestlé Waters Affiliates, without prejudice to any other damages, rights or remedies to which Nestlé Waters or the Nestlé Waters Affiliates may be entitled.

7.	PRODUCTION; QUALITY

7.1	Quality requirement

7.1.1

The Supplier undertakes, together with the Associated PET Supply Chain or the Associated PEF Supply Chain, as applicable, to (or cause the relevant Supplier Affiliate to) manufacture Raw Materials and arrange for the conversion of the Raw Materials to Products in full compliance with this Offtake Supply Agreement, including but not limited to the Technical Specifications (as applicable) and all Applicable Laws.

7.1.2	In the event that, after the execution date of this Offtake Supply Agreement, a Change in Law results in additional costs or savings associated with compliance, [***].

7.1.3

The Supplier shall be fully responsible for the operations of the Pioneer Plant, the conversion process of Raw Materials to Products, the Associated PET Supply Chain and, if applicable, the Associated PEF Supply Chain and Third Party Manufacturer(s), without any liability for Nestlé Waters and Nestlé Waters Affiliates.

7.1.4	The Associated PET Supply Chain shall be arranged, designed and constructed to be capable of utilizing petro-ethylene or bio-ethylene for the purpose of manufacturing the Raw Materials.

7.1.5

In the event Nestlé Waters or any Nestlé Waters Affiliate wishes to secure and provide bio-ethylene to the Supplier or any Supplier Affiliate, it shall inform the Supplier or such Supplier Affiliate thereof in writing and the purchase price as set out in Article 8 [***].

7.1.6	If Bio-MEG is required to reach the target bio content of [***], the Supplier shall procure such required Bio-MEG and supply it to the Associated PET Supply Chain.

7.2	Cooperation between the Parties

Nestlé Waters and the Nestlé Waters Affiliates will utilize reasonable efforts to provide the Supplier and the Supplier Affiliates with technical advice, consultation, cooperation and support in arranging, and negotiating with, the Third Party Manufacturer(s). In the event any constraint or difficulty appears with regard to the Third Party Manufacturer(s), Nestlé Waters and the Nestlé Waters Affiliates shall provide reasonable cooperation to the Supplier and the Supplier Affiliates and any and all Third Party Manufacturers to solve such constraint or difficulty. In case Nestlé Waters or the Nestlé Waters Affiliates fail to resolve such constraint or difficult, they shall not be liable for any indemnification towards the Supplier and such failure shall not reduce in any way the obligations of the Supplier and the Supplier Affiliates hereunder towards Nestlé Waters and the Nestlé Waters Affiliates.

7.3	Failure to meet the quality requirement

7.3.1

If the Supplier or any Supplier Affiliate fails to meet any quality requirement for Products as described in this Offtake Supply Agreement and/or any of the Technical Specifications, the Nestlé Waters Affiliate concerned shall notify the Supplier and/ or the relevant Supplier Affiliate as soon as practicable, but in any case, within [***] from the date on which the Products were found to be non-compliant.

7.3.2

The Supplier shall, at the Supplier’s option, either (i) take back the non-compliant Products and replace them with Products fully compliant with the aforementioned specifications as soon as practicable; or (ii) reimburse Nestlé Waters or the relevant Nestlé Waters Affiliate for the price of the defective Products (or the defective part thereof), and, in both cases, reimburse Nestlé Waters or the relevant Nestlé Waters Affiliate for all reasonable costs associated with the non-compliance of the defective Products, without prejudice to any other damages, rights or remedies to which Nestlé Waters and/or Nestlé Waters Affiliates may be entitled.

7.3.3	Nestlé Waters shall take commercially reasonable measures to mitigate damages or other costs associated with any such non-compliance.

7.3.4

In the event the Supplier and/or the Supplier Affiliates are not able to produce the Products in material compliance with Article 7.3.1, the Supplier shall promptly provide written notice thereof to Nestlé Waters and the Parties shall review in good faith the situation and any possible remediation. If the Parties fail to reach an agreement on a possible remediation to the reasonable satisfaction of Nestlé Waters, Nestlé Waters shall be entitled to terminate this Offtake Supply Agreement in accordance with Article 20, without prejudice to any other damages, rights or remedies to which Nestlé Waters and/or Nestlé Waters Affiliates may be entitled.

7.4	Nestlé Waters Qualified Feedstock

7.4.1

Nestlé Waters requires validation or certification from a third party of the long-term global availability and sustainability (environmental, societal and economic) of the Feedstock. Such Feedstock must be sufficient to produce the equivalent of [***] of Bio-PET at [***] bio content coming from Bio-pX. If the Supplier is unable to provide third-party validation of the availability of such Feedstock within [***] following request by Nestlé Waters, then Nestlé Waters shall be entitled to terminate this Offtake Supply Agreement in accordance with Article 20, without prejudice to any other damages, rights or remedies to which Nestlé Waters and/or Nestlé Waters Affiliates may be entitled.

7.4.2

The Pioneer Plant will utilize a variety of Feedstocks, many of which are not Nestlé Waters Qualified Feedstocks. These Feedstocks will be physically blended together as part of the Pioneer Plant’s process to produce the Raw Materials.

7.4.3

The Supplier shall (or shall cause the relevant Supplier Affiliate to) maintain adequate books and records identifying all Feedstocks utilized by the Pioneer Plant for the purpose of substantiating the quantity of Nestlé Waters Qualified Feedstocks used by the Pioneer Plant in each billing period such that Nestlé Waters (or Nestlé Waters Affiliate) will be permitted to adequately support claims to the public that the Nestlé Waters Qualified Feedstock were allocated to the Products supplied to Nestlé Waters (or Nestlé Waters Affiliate) rather to any other purchaser of Product during such billing period.

7.4.4

The Parties understand and agree that the start-up and initial period of operation of the Pioneer Plant will likely utilize Feedstocks that are not Nestlé Waters Qualified Feedstocks for the production of the Raw Materials. Subject to Article 7.4.2:

7.4.4.1

During a [***] period commencing from the Commercial Operation Date Pioneer Plant, the Supplier and/or the Supplier Affiliates shall use an allocated amount of at least [***] of Nestlé Waters Qualified Feedstocks for the manufacture of the Products supplied to Nestlé Waters; and

7.4.4.2

Thereafter, the Supplier and/or the Supplier Affiliates shall use an allocated amount of at least [***] of Nestlé Waters Qualified Feedstocks for the manufacture of the Products derived from the Pioneer Plant and supplied to Nestlé Waters.

7.4.5	In order to confirm the compliance of the Supplier and/or the Supplier Affiliates with Article 7.4.4, Nestlé Waters is entitled to perform an audit according to the provisions of Article 16.

7.4.6

In the event that Nestlé Waters or any Nestlé Waters Affiliate wishes to secure and provide Nestlé Waters Qualified Feedstock to the Supplier or the relevant Supplier Affiliate, the purchase price as set out in Article 8 will be reduced by an amount equal to the corresponding reduction in the Supplier’s or the relevant Supplier Affiliate’s costs of producing the Products.

7.4.7

In the event the Supplier and/or the Supplier Affiliates are not able to produce the Products in accordance with Article 7.4.4 and using such quantities of Nestlé Waters Qualified Feedstocks (or if the Supplier fails to allocate, on a contractual and accounting basis such Nestlé Waters Qualified Feedstocks), the Supplier shall promptly inform Nestlé Waters thereof and the Parties shall review in good faith the situation and any possible remediation. If the Parties fail to reach an agreement on a possible remediation to the reasonable satisfaction of Nestlé Waters, Nestlé Waters shall be entitled to terminate this Offtake Supply Agreement in accordance with Article 20, without prejudice to any other damages, rights or remedies to which Nestlé Waters and/or the Nestlé Waters Affiliates may be entitled.

7.5	Modification of the Technical Specifications

7.5.1

Nestlé Waters shall inform the Supplier of any requested modifications to the Technical Specifications, and the Supplier undertakes that it shall review such modifications to determine if they are technically and commercially feasible and, if so, to cooperate with Nestlé Waters to comply with such modified specifications as soon as reasonably practicable.

7.5.2

In case the requested modifications to the Technical Specifications result in additional costs or savings, such costs or savings will be borne by/attributed to Nestlé Waters, unless they are required by a Change in Law in which case they shall be attributed equally to both Parties.

8.	PRICE, PREPAYMENT AND PAYMENT

8.1	Price for the Products

8.1.1

The price for the Products provided by the Supplier and the Supplier Affiliates to Nestlé Waters and the Nestlé Waters Affiliates during the term of this Offtake Supply Agreement is set forth in Appendix 3.

8.1.2	The price shall include all fees and costs in relation to the supply of the Products except as specifically provided in this Offtake Supply Agreement.

8.1.3	Subject to Article 8.2, no cost shall be borne by Nestlé Waters and/or the Nestlé Waters Affiliates before the signature of any Orders.

8.2	Lump sum advance payment

8.2.1

The payments of the Advance Payment Amount (together with interest thereon accruing under the Secured Promissory Note) will be treated as a credit against the monthly payments referred to in Article 8.4 for Raw Materials manufactured and Products supplied by the Supplier or the Supplier Affiliate to Nestlé Waters or the Nestlé Waters Affiliates hereunder. The aggregate credit amount (including the principal repayment) shall be equal to [***] and shall be applied in [***].

8.2.2

In order to secure the recovery of such advance payments following certain events of termination of this Offtake Supply Agreement, the Supplier has executed, prior to or contemporaneously with this Offtake Supply Agreement, the Secured Promissory Note, and subject to Article 21.5, the Security Documents together with such other documents as shall reasonably be deemed necessary by Nestlé Waters to perfect its security interests in the assets of the Supplier or the relevant Supplier Affiliates as provided in the Security Documents.

8.3	Reserved

8.4	Payments

The price per MT of the Products invoiced will be calculated as set forth in Appendix 3.

8.5	Suspension of payment and penalties

8.5.1

In the event that the Supplier or the Supplier Affiliates have not commenced delivery of Products on or before the Pioneer Plant Bio-PET Penalty Date, Liquidated Damages will be due by the Supplier to Nestlé Waters or the Nestlé Waters Affiliates as per Article 24.

8.5.2

In the event of insufficient, delayed and/or non-compliant Raw Materials and/or Products, the payment for that portion of insufficient, delayed and/or non-compliant Products shall be postponed and shall start from the date of the delivery meeting all requirements of the Order.

8.6	VAT

All sums payable under this Offtake Supply Agreement [***] If applicable, VAT and such other Applicable Taxes shall [***]

8.7	Payment term

Payment on all invoices will be [***], with interest accruing on late payments at the rate of [***]. Additional invoicing and payment conditions are set forth in Appendix 3.

9.	QUANTITIES

9.1	Minimum undertaking

Within [***] of the execution of this Offtake Supply Agreement, Nestlé Waters will select one of the following minimum undertakings, provided, however, that if it does not make such a selection, Option 1 shall apply.

Option 1:

During each calendar year comprised during the five-year term of this Offtake Supply Agreement starting from the Start Date, the Nestlé Waters Affiliates shall purchase from the Supplier or the relevant Supplier Affiliates not less than the total volume of [***] of Bio-PET and [***] of PEF, as indicated in Appendix 6, subject to Article 14.2 and the conditions below and, to be reduced [***] in respect of the year of the Start Date and the [***] following the year of the Start Date. Notwithstanding the foregoing, the minimum undertaking of Nestlé Waters to purchase PEF shall not commence until each of the following conditions have been met, each of which shall be determined by Nestlé Waters in its reasonable discretion:

9.1.1    [***]

9.1.2    [***]

9.1.3    [***]

9.1.4    [***]

Option 2:

During each calendar year comprised during the five-year term of this Offtake Supply Agreement starting from the Start Date, the Nestlé Waters Affiliates shall purchase from the Supplier or the relevant Supplier Affiliate not less than the total volume of [***] of Bio-PET, as indicated in Appendix 6, subject to Article 14.2 and to be reduced [***] in respect of the year of the Start Date and the [***] following the year of the Start Date.

9.2	Forecasts

9.2.1

At least [***] prior to the Expected Commercial Operation Date Pioneer Plant, Nestlé Waters and/or the Nestlé Waters Affiliates shall irrevocably confirm to the Supplier the aggregate annual volume of Products for each year of the term of the Offtake Supply Agreement, which shall be within the range specified in Appendix 6. Such annual volume may be adjusted, subject to prior written agreement between the Parties and further to discussions with the Alliance Members.

9.2.2	Nestlé Waters Affiliates may, from time to time, agree with the Supplier or the Supplier Affiliates on certain forecasted Orders as per Appendix 6.

10.	ORDER – DELIVERY

10.1

Nestlé Waters Affiliates shall directly place the Orders with the Supplier (and/or the Supplier Affiliates). Each Order shall state the quantity of Products, the delivery date and the place of delivery. The annual aggregate quantity of Products in the Orders shall be as set forth in Article 9 and shall comply with the conditions set out in the LCA study.

10.2

This Offtake Supply Agreement, in particular the terms of Appendix 2 and Appendix 3, shall apply automatically to all the Orders. The Supplier shall deliver the Products in compliance with the terms and conditions of this Offtake Supply Agreement.

10.3

The Supplier commits to (or to cause the relevant Supplier Affiliate to) acknowledge receipt and confirm (provided such Order is consistent with this Offtake Supply Agreement) the Order within [***] after its receipt thereof.

10.4

The Supplier shall (or shall cause the relevant Supplier Affiliate to) inform the relevant Nestlé Waters Affiliate of any issue which might impact the performance of any Order, promptly after becoming aware of it.

10.5

Final acceptance of the Products shall automatically take place within [***] calendar days of delivery to the relevant Nestlé Waters Affiliate. Under no circumstances shall a delivery receipt signed by a Nestlé Waters Affiliate be deemed as an acceptance of the Products.

10.6

If the Supplier (and/or the relevant Supplier Affiliate) fails to meet the quantity requirements, the relevant Nestlé Waters Affiliate shall express usual reservations to the carrier upon receipt of the Products and shall notify the Supplier (and/or the relevant Supplier Affiliate) of such non-compliance within [***] from delivery, by registered mail with acknowledgment of receipt. The Supplier (and/or the relevant Supplier Affiliate) shall utilize reasonable efforts to remedy the non-compliance, at its own costs, within the capabilities of the Pioneer Plant to produce Raw Materials and manage the supply the Products in conjunction with the Third Party Manufacturer(s) as promptly as reasonably possible.

10.7

In the event the Supplier and/or the Supplier Affiliates continue to be unable to meet the above quantity requirements at the price established in this Offtake Supply Agreement and after application of the remedies provided as per Article 13, the Supplier shall promptly inform Nestlé Waters thereof and the Parties shall review in good faith the situation and any possible remediation. If the Parties fail to reach an agreement on a possible remediation to the reasonable satisfaction of Nestlé Waters, Nestlé Waters shall be entitled to terminate this Offtake Supply Agreement in accordance with Article 20.

11.	CUSTOMS CLEARANCE

The Supplier shall obtain all the necessary customs authorizations required to export the Products from the territories where the relevant sites of the Supplier, the Supplier Affiliates or the Third Party Manufacturers are based. Accordingly, the Supplier (or the relevant Supplier Affiliate) shall be responsible for compliance with all Applicable Laws in connection with customs and regulations (including, subject to Article 8.6, the remittance of all Applicable Taxes) relating to the export of the Products.

12.	TITLE AND RISKS

12.1

Title and risk of loss shall pass from the Supplier Group upon loading of the Products by Nestlé Waters’s or the Nestlé Waters Affiliate’s designated carrier at the relevant Third Party Manufacturer’s plant, in accordance with [***].

12.2	Any retention of ownership clause contained in an Order acknowledgement or other Supplier form from the Supplier or the Supplier Affiliates shall be void and without effect.

13.	PRODUCTION CAPACITY [***]

13.1	Production capacity

13.1.1

The Supplier and the Supplier Affiliates shall ensure that the production capacity of Products exceeds at all times the forecasted volumes of Nestlé Waters Affiliates by [***]. This additional production capacity shall be maintained for the benefit of the Nestlé Waters Affiliates only.

13.1.2

If the Supplier and the Supplier Affiliates are not in a position to produce the requested volume of Products for Nestlé Waters and the Nestlé Waters Affiliates (including in case of a Force Majeure event), they shall [***]

13.1.3	As an alternative to the Supplier’s procedures of substitution [***]

13.2	[***]

13.2.1

Following the Commercial Operation Date New Plant, the Supplier and/or the Supplier Affiliates undertake to [***] For this purpose, the Supplier shall make commercially reasonable efforts to stipulate, in written form, [***] with each Nestlé Waters Affiliate. [***] For the avoidance of doubt, the Supplier and/or the Supplier Affiliates shall [***]

13.2.2	The Supplier and the Supplier Affiliates shall be responsible for [***]

13.2.3	The [***] shall [***]

13.3	[***]

13.3.1	In [***], the Supplier and the Supplier Affiliates shall in particular (without limitation):

(i)	[***] in compliance with any instruction that the relevant Nestlé Waters Affiliate may from time to time provide;
(ii)	Take all the necessary safety measures to [***]
(iii)	Properly [***] in accordance with common business practices in this regard;
(iv)	[***]
(v)	Not use [***] without the express permission of the relevant Nestlé Waters Affiliate; and
(vi)	Clearly [***] and inform Nestlé Waters promptly of the same in writing.

13.3.2	The Supplier shall ensure that the Third Party Manufacturer(s) will apply such rules.

13.3.3	Both Parties commit to have regular communications with respect to [***]

13.4	[***]

13.4.1

Subject to Article 13.4.2 below, Nestlé Waters and the relevant Nestlé Waters Affiliates shall be entitled, if the Supplier is in breach of any of its material obligations under this Offtake Supply Agreement, subject to Article 20.3, without restriction, formality or authorization, subject only to reasonable prior notice, to [***] or to request the Supplier and the Supplier Affiliates to [***] from [***] Any such [***] except in case [***] in which case such [***] will be at the Supplier’s or the relevant Supplier Affiliate’s cost.

13.4.2	This Article 13.4 shall apply only to [***]

13.4.3	Furthermore, Nestlé Waters and the Nestlé Waters Affiliates shall be entitled to take the same actions as set forth in Article 13.4.1 above without notice in the following circumstances:

(i)	the Supplier or the Supplier Affiliates are subject to a Bankruptcy Event;

or
(ii)	the Supplier is subject to a Change of Control or the relevant Supplier Affiliates are not controlled, directly or indirectly, by the Supplier.

13.4.4

The Supplier and the Supplier Affiliates shall give Nestlé Waters and the Nestlé Waters Affiliates (or any third party acting on their behalf) reasonable access to their plants and premises, subject to operational and safety constraints, for the purpose of [***] and shall assist Nestlé Waters to the fullest extent possible [***] Nestlé Waters and the Nestlé Waters Affiliates shall be [***]

14.	[***]

14.1	[***]

14.1.1

In the event, during the term of this Offtake Supply Agreement, the Supplier and/or the Supplier Affiliates [***] the Supplier or the relevant Supplier Affiliates shall provide Nestlé Waters and the relevant Nestlé Waters Affiliates with a written notice thereof [***] which notice shall include [***] which notice shall include [***]

14.1.2

Nestlé Waters and the relevant Nestlé Waters Affiliates shall [***] for the avoidance of doubt, [***] then the Supplier and/or Supplier Affiliates shall promptly notify [***] which the Supplier and/or Supplier Affiliates shall

[***]

14.1.3	Such [***] shall be [***] according to the terms of this Offtake Supply Agreement, in particular as to [***]

14.1.4	The above right must be exercised in writing [***]

14.1.5	For the avoidance of doubt, the parties acknowledge and agree that [***]

14.2	[***]

14.2.1	The Supplier expects to [***], some or all of which [***]

14.2.2

In the event, during the term of this Offtake Supply Agreement, the Supplier and/or the Supplier Affiliates [***] the Supplier or the relevant Supplier Affiliates shall provide Nestlé Waters and the relevant Nestlé Waters Affiliates promptly with a written notice thereof [***] which notice shall include [***]

14.2.3	Nestlé Waters and the relevant Nestlé Waters Affiliates shall [***] For the avoidance of doubt [***] then the Supplier and/or Supplier Affiliates shall promptly notify [***]

14.2.4	Such [***] shall be [***] according to the terms of this Offtake Supply Agreement, in particular as to [***]

14.2.5	The above right must be exercised in writing [***] already subject to this Offtake Supply Agreement.

14.2.6	To the extent that [***] The Supplier and the relevant Supplier Affiliates shall [***]

14.2.7	For the avoidance of doubt, the parties acknowledge and agree that [***]

14.3	[***]

14.3.1

During the term of this Offtake Supply Agreement, the Supplier or the relevant Supplier Affiliates shall provide Nestlé Waters with regular periodic updates on the status and timing of the construction of the New Plant and its production capacity and will provide Nestlé Waters with written notice when it intends to commence development of New Plant.

14.3.2	In respect of New Plant’s production, the Parties intend [***] The Parties agree [***] as the Parties may mutually agree.

14.3.3	In addition to [***] set forth in Article 14.3.2, [***] the Supplier and the relevant Supplier Affiliates will [***] in writing [***]

14.3.4	Nestlé Waters’s [***] must be exercised in writing [***] of receipt by Nestlé or the Nestlé Waters Affiliates of the above written notice and must [***] Nestlé Waters may [***]

14.3.5	For the avoidance of doubt, the parties acknowledge and agree that [***]

14.4	[***]

14.4.1	In the event the Supplier and/or the Supplier Affiliates [***] the Supplier or the relevant Supplier Affiliates shall [***]

14.4.2	Nestlé Waters and the relevant Nestlé Waters Affiliates shall [***]

14.4.3	Such [***] shall [***] according to the terms of this Offtake Supply Agreement, in particular as to [***]

14.4.4	The above right must be exercised in writing [***]

14.5	Non circumvention

The Supplier and the relevant Supplier Affiliates shall ensure that the provisions of this Article 14 are not circumvented by any third parties, including any other Alliance Members.

15.	[***]

15.1	During the term of this Offtake Supply Agreement, the Supplier and the relevant Supplier Affiliates shall [***] The Supplier and the relevant Supplier Affiliates will [***]

15.2

15.2.1	Subject to Article 15.2.3, for each month following the Commercial Operation Date New Plant, the Supplier or the relevant Supplier Affiliate will [***]
15.2.1.1 [***]
15.2.1.2 [***]

15.2.2	Subject to Article 15.2.3, for each month following the New Plant Long Stop Date, the Supplier or the relevant Supplier Affiliate will provide [***]

15.2.3	Such [***]

15.2.4	For illustrative purposes, Appendix 25 provides an example of [***]

15.3	Once [***] the obligations under Article 15.1 shall only [***]

15.4

If Nestlé Waters elects to enter into a new offtake agreement with the Supplier during or after the term of this Offtake Supply Agreement for the purchase of Raw Materials Products and/or Products for use in Nestlé Waters’ Market, the Supplier and the relevant Supplier Affiliates shall [***]

16.	AUDIT AND FINANCIAL REVIEW RIGHTS

16.1

Nestlé Waters, through any Nestlé Waters Affiliate or its authorized agent, is entitled to perform, at a reasonable frequency [***], audits, inspections and observations of the Supplier’s (or the relevant Supplier Affiliates’) site where Feedstocks, Raw Materials Products or Products are manufactured and/or stored, and all pertinent documents and other information, including any books, records and accounts, in any way related to the Supplier’s or the relevant Supplier Affiliates’ performance under this Offtake Supply Agreement (including the Supplier’s and the relevant Supplier Affiliates’ processes and procedures), Products, or any payment or other transaction occurring in connection with this Offtake Supply Agreement, for the purposes of confirming compliance with the Supplier’s or the relevant Supplier Affiliates’ Feedstocks utilized, adherence to the Nestlé Corporate Business Principles and the Nestlé Supplier Code and its Appendix set out in Appendix 13, [LCA related requirements] and bio-content obligations hereunder.

16.2

The Supplier undertakes to cooperate fully and in good faith with Nestlé Waters and such auditors by giving them reasonable access to any relevant information regarding the Feedstocks, Raw Materials Products and the Products and their conditions of storage and traceability for the above purposes.

16.3	The Supplier shall use reasonable efforts to make such audit right applicable in respect of any Third Party Manufacturer’s site used in the manufacturing process of Products.

16.4

Any document, information or data that Nestlé Waters (or its Affiliates or its authorized agents) may obtain during the audit (whether written, oral or visual), as well as the subsequent audit report itself, shall be considered and treated as Confidential Information, in accordance with the terms of this Offtake Supply Agreement.

16.5

It is expressly agreed between the Parties that this right of audit shall be carried in compliance with the Supplier’s and the relevant Supplier Affiliates’ staff working conditions and shall not unreasonably disrupt the manufacturing process of the Supplier or the Supplier Affiliates and in compliance with Supplier’s and the relevant Supplier Affiliates’ reasonable safety protocols.

16.6	Audits carried out by Nestlé Waters (or its Affiliates or its authorized agents) shall not limit or reduce the Supplier’s liability under this Offtake Supply Agreement.

16.7	The Supplier or the relevant Supplier Affiliates shall reimburse Nestlé Waters for all amounts associated with errors discovered during an audit.

16.8	The Supplier shall provide Nestlé Waters with copies of financial statements on a regular basis at [***].

17.	INTELLECTUAL PROPERTY

17.1	General rules

17.1.1

Subject to the provisions of the PET Alliance Agreement, all Intellectual Property Rights supplied by a Party for the manufacture of the Products are the exclusive property of that Party and the other Party does not acquire (nor does any third party), by its activity or the performance of its obligations hereunder, any ownership or any license or any other right whatsoever on these Intellectual Property Rights.

17.1.2

Except as provided in Article 17.2, nothing in this Offtake Supply Agreement shall be construed as a license, assignment or an obligation for Nestlé Waters (and/or its Affiliates as applicable) to grant a license or assign any of its Pre-Existing IP or any Intellectual Property Rights relating to any Improvement, Result or Customized Design to the Supplier.

17.1.3

The Supplier shall indemnify Nestlé Waters and its Affiliates and hold Nestlé Waters and its Affiliates harmless from and against all claims and lawsuits for infringement of Intellectual Property Rights that result from the production of Bio-pX or FDCA.

17.2	Co-developed Products

The terms and conditions of Parties’ relationship regarding co-developed Products are provided in the PET Alliance Agreement.

17.3	License

In accordance with Article 21.5, in order to secure the recovery of such advance payment in certain events of termination of this Offtake Supply Agreement, the Supplier has executed, contemporaneously with this Offtake Supply Agreement, the Secured Promissory Note, which Secured Promissory Note is secured, inter alia, by a security interest the Intellectual Property License.

18.	FORCE MAJEURE

18.1

Subject to the provisions of Article 13.1.2 relating to implementation procedures of substitution, neither Party shall be responsible for a failure to perform its contractual obligations hereunder, if such failure is due to a Force Majeure event as defined by Applicable Laws and by the below provisions (hereafter referred to as Force Majeure).

18.2	Under this Offtake Supply Agreement, subject to Article 18.3, Force Majeure events shall include (without limitation):

(i)	[***]
(ii)	[***]
(iii)	[***]

(iv)	[***]
(v)	[***]
(vi)	[***]
(vii)	[***]

18.3	However, the following events (without limitation) shall not constitute Force Majeure events under this Offtake Supply Agreement:

(viii)	[***]
(ix)	[***]

18.4

The Party claiming to be affected by a Force Majeure event shall use its best efforts to mitigate the consequences of that event and shall notify the other Party as soon as possible from the occurrence of the Force Majeure event. The Parties shall promptly consult each other in order to assess the consequences of such situation and to try to resume the performance of this Offtake Supply Agreement.

18.5	During any Force Majeure event, [***]

18.6

If the Force Majeure event lasts [***] and failing any agreement between the Parties within that period, each Party shall have the right to terminate this Offtake Supply Agreement in accordance with Article 20. In the event of a termination under this Article 18.6, this Offtake Supply Agreement will be terminated without any damages to be borne by either Party with respect to the Force Majeure event.

19.	TERM

19.1

This Offtake Supply Agreement shall come into force upon execution by the Parties and shall remain in full force and effect for five (5) years from the Start Date except in case of earlier termination in accordance with the terms of this Offtake Supply Agreement.

20.	TERMINATION

20.1	Termination for breach

Subject to the notice and cure provisions in Article 20.3, and without prejudice to any other damages, rights or remedies to which it may be entitled, either Party shall be entitled to terminate this Offtake Supply Agreement by written notice delivered in accordance with Article 37.3, without any obligation to carry out any further formality or initiate court proceedings, if the other Party is in breach of any of the provisions of this Offtake Supply Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by the other Party within a commercially reasonable period of time under the circumstances, in no case exceeding [***] days following receipt of written notice of such breach. In the event Nestlé Waters terminates this Offtake Supply Agreement for breach, Nestlé Waters shall retain all its rights to license the Intellectual Property Rights as set forth in the Limited Intellectual Property License attached as Appendix 18.

20.2	Other cases of termination

Subject to the notice and cure provisions in Article 20.3, this Offtake Supply Agreement may also be terminated in the following circumstances upon written notice, without any obligation to carry out any further formality or to initiate court proceedings:

(i)	In accordance with the terms of Article 4 (Conditions Precedent);

(ii)	In accordance with the terms of Article 5 (Pioneer Plant, Penalties and Downstream Conversion);

(iii)	In accordance with the terms of Article 6 (New Plant);

(iv)	In accordance with the terms of Article 7 (Production; Quality);

(v)	In accordance with the terms of Article 10 (Order—Delivery);

(vi)	In accordance with the terms of Article 18 (Force Majeure);

(vii)	In accordance with the terms of Article 27 (Change of Control);

(viii)	In accordance with the terms of Article 29 (Compliance with Sustainability Principles);

(ix)

In the event either Party is taking steps to enter into liquidation or is subject to bankruptcy proceedings or is entering into a deed of arrangement for the benefit of its creditors or is committing or suffering any equivalent act or thing under any Applicable Law;

(x)

In the event (a) the Third Party Manufacturer, any Associated PET Supply Chain or, if applicable, any Associated PEF Supply Chain, is taking steps to enter into liquidation or is subject to bankruptcy proceedings or is entering into a deed of arrangement for the benefit of its creditors or is committing or suffering any equivalent act under any Applicable Law and (b) no substitute Third Party Manufacturer, Associated PET Supply Chain, or Associated PEF Supply Chain, as applicable, can be found within [***] after either Party informing the other Party of such event;

(xi)	In the event the Supplier fails to comply with any of the Long Stop Dates;

(xii)	In the event the Supplier repudiates, or threatens to repudiate, any of its obligations under this Offtake Supply Agreement;

(xiii)

If the Supplier takes any action, or fails to take any action, required under this Offtake Supply Agreement, or as reasonably requested by Nestlé Waters, the result of which is any imminent interruption or delay, or the threat of an imminent interruption or delay, in any production at any of Nestlé Waters’s manufacturing facilities;

(xiv)

In the event Nestlé Waters or the Nestlé Waters Affiliates fail to pay any amounts in excess of [***] payable according to Article 8, and such failure is not justified under the terms and conditions of this Offtake Supply Agreement; or

(xv)

In the event (i) the Supplier, through a qualified third party approved by Nestlé Waters, fails to demonstrate to Nestlé Waters within [***] of the Effective Date that sourcing for old corrugated cardboard (OCC) and pine wood Feedstocks are sustainable on environmentally, economically and social standpoints for a volume of [***] or (ii) Nestlé Waters demonstrates at any time thereafter that either of the three sustainability pillars mentioned above are not maintained.

20.3	Prior written notice

If a Party wishes to invoke its right to terminate this Offtake Supply Agreement for any reason other than the failure of the Supplier to achieve the Long Stop Dates, such Party shall first, provide the other Party with written notice of its intent to terminate this Offtake Supply Agreement, delivered in accordance with Article 37.3. Such notice shall include adequate specific description of the reason for such termination, together with reasonable supporting documentation if applicable. The breach shall then be remedied within [***] from that notice, or if such breach cannot be cured within [***] the breaching Party shall commence a cure and provide an adequate written plan for implementing the cure within a mutually satisfactory time. If such breach is not cured within such time, or cannot be cured within a mutually satisfactory time, the complaining Party is entitled to terminate this Offtake Supply Agreement pursuant to Article 20.1 without any further action or legal proceeding being required.

21.	CONSEQUENCES OF EXPIRATION AND TERMINATION

21.1	In case of expiration or termination of this Offtake Supply Agreement, for any reason:

(i)	the Supplier shall fulfil the Orders in force except in the case of termination pursuant to Article 20.2(xiv) (Nestlé Waters’s failure to pay) whereby Article 21.2 shall apply; and

(ii)

each Party shall immediately return to the other Party all Confidential Information and technical documents owned by the other Party and shall cease to use any such Confidential Information or technical documents. This provision shall not apply if Nestlé Waters terminates this Offtake Supply Agreement for breach of contract pursuant to Article 20.1.

21.2	In the event of termination pursuant to Article 20.2(xiv) (Nestlé Waters’s failure to pay):

21.2.1	Subject to Article 21.2.2, Nestlé Waters shall [***] specified under this Offtake Supply Agreement and the Supplier or the relevant Supplier Affiliates shall [***]

21.2.2	[***]

21.2.3	The Supplier shall have a good faith obligation to [***]

21.3

Termination or expiry of this Offtake Supply Agreement, however caused, shall be without prejudice to any obligations or rights of either of the Parties which may have accrued before termination or expiry and shall not affect any provision of this Offtake Supply Agreement which is expressly or by implication intended to come into effect on, or to continue in effect after, such termination or expiry including without limitation Articles 14 (Priority Rights to Additional Product), 15 (Competitive Advantage), 17 (Intellectual Property), 21 (Consequences of Expiration and Termination), 22 (Representations and Warranties- Specific Commitments), 23 (Liability and Insurance), 31 (Confidentiality—Public Announcements), 32 (Non Solicitation), 34 (Independent Parties) and 37.8 (Applicable Law—Jurisdiction).

21.4

Subject to Article 21.2 (and except as otherwise expressly provided in the Secured Promissory Note), any remaining and unapplied portion of the credit for prepayment pursuant to Article 8 at the time of termination or expiry shall be reimbursed to Nestlé Waters within [***] after termination or expiry of this Offtake Supply Agreement.

21.5

In order to ensure Nestlé Waters’s rights to prompt payment and compliance with the terms of the Secured Promissory Note, if a payment default occurs and during the continuance thereof beyond any applicable notice and cure periods, then Nestlé Waters shall provide written notice thereof to the Supplier and after the expiration of such applicable cure period, Nestlé Waters may take any or all of the following actions in successive order as noted below, and in each case, in its reasonable discretion:

21.5.1    [***]

21.5.2    [***]

21.5.3    [***]

[***]

21.5.4    [***]

21.5.5    [***]

21.5.6    [***]

21.5.7    [***]

22.	REPRESENTATIONS AND WARRANTIES- SPECIFIC COMMITMENT

22.1	Each Party represents, warrants and covenants to the other that in connection with this Offtake Supply Agreement and the Security Documents to which it is a party:

(i)	It is a company duly incorporated, validly existing and in good standing under Applicable Laws;

(ii)

It has the legal right and authority to perform its obligations under this Offtake Supply Agreement and the Security Documents to which it is a party and such obligations will constitute valid and binding obligations on that Party, in accordance with their terms;

(iii)

All authorizations, consents, approvals and any other action by, and all notices to and filings or registrations with, any Governmental Authority and regulatory body that are required for the making, performance, validity or enforceability of this Offtake Supply Agreement and the Security Documents to which it is a party have been duly obtained or made and are in full force and effect;

(iv)	It is not a party to any contract or other arrangement which would cause that Party to breach this Offtake Supply Agreement or the Security Documents to which it is a party;

(v)	It is not insolvent and is paying all of its debts as they become due; and

(vi)	It has not granted any licenses, rights, or options of any kind, which would cause that Party to breach this Offtake Supply Agreement or the Security Documents to which it is a party.

22.2	The Supplier represents, warrants and covenants to Nestlé Waters that in connection with this Offtake Supply Agreement and the Security Documents to which it is a party:

(i)

There is no claim made or threatened against the Supplier asserting the invalidity, misuse, unenforceability or misappropriation of its Intellectual Property Rights used for Products, and it is not aware of any fact or circumstance in support of such claim;

(ii)	The Products shall be manufactured in compliance with current good manufacturing practices for food ingredients according to the applicable regulations;

(iii)

The Products will (i) conform in all material respects, to the specifications and quality requirements specified by Nestlé Waters for the Products as set forth herein; (ii) be merchantable and free from defects in design, material and workmanship, (iii) be fit and sufficient for the particular purpose intended by Nestlé Waters and its customers, of which the Supplier is actually aware (for the avoidance of doubt, as of the date of entering this Offtake Supply Agreement, Nestlé Waters intends to use the Products as raw materials to manufacture preforms and containers destined to hold and commercialize beverages, in particular water, for human consumption); (iv) will maintain overall quality and service level with respect to the Product equal to our better than other suppliers of the similar Products; and (v) each of the Products will be conveyed by the Supplier (or the relevant Supplier Affiliate) to Nestlé Waters or the relevant Nestlé Waters Affiliate with good title, free and clear of all encumbrances;

(iv)

The Supplier will undertake to (or cause the relevant Supplier Affiliates to) perform its services under the Offtake Supply Agreement in a professional manner and that all manufacturing processes to produce the Products, services and deliverables provided under this Offtake Supply Agreement and the Supplier’s or the relevant Supplier Affiliates’ manufacturing and packaging facilities will be in compliance with Applicable Laws;

(v)

It (or the relevant Supplier Affiliates) has the operational and technical capacity to deal with all the third parties involved in the Associated PET Supply Chain or in the Associated PEF Supply Chain;

(vi)

All Bio-pX manufactured will meet the Technical Specification Bio-pX and Products supplied to Nestlé Waters or the Nestlé Waters Affiliates will meet the Technical Specifications Bio-PTA, Bio-PET and Bio-PEF and the Technical Specifications for Plastic Bottles set out in Appendices 2, 11 and 12;

(vii)	The Bio-pX, Raw Materials Products and Products can be safely incorporated into and/or used safely in beverage and food products for human consumption;

(viii)

All income and other tax returns of the Supplier required by Applicable Law to be filed have been duly filed, and all taxes, assessments and other governmental charges (other than those which can be paid without penalty) upon them or upon any of their respective properties shown thereon have been paid to the extent that such taxes, assessments and other governmental charges have become due and payable and are not being contested in good faith, except where the failure to make such filings or pay such taxes, assessments and other governmental charges would not cause a Material Adverse Change; the charges, accruals and reserves on the books of the Supplier in respect of taxes are adequate in all material respects and no additional assessments exist for any year therefore which exceed such reserves;

(ix)

All the information and documents communicated to Nestlé Waters in connection with this Offtake Supply Agreement and the Security Documents are true, complete and accurate to the best of Supplier’s knowledge;

(x)

The Supplier shall (or shall cause the relevant Supplier Affiliates to), at the Supplier’s or the relevant Supplier Affiliates’ sole cost and expense, take such actions as are necessary or appropriate to ensure the uninterrupted supply of Products to Nestlé Waters for not less than [***] during any foreseeable or anticipated event or circumstance that could interrupt or delay the Supplier’s performance under this Offtake Supply Agreement, including any labor disruption unless such occurrence constitutes a Force Majeure event hereunder; and

(xi)

The Supplier (or the relevant Supplier Affiliates) has the (technical) experience and ability in the field of the intermediate chemical and resin manufacture to perform all required activities under this Offtake Supply Agreement with a standard of quality expected from an expert in such field of activity.

22.3

The Supplier and/or the Supplier Affiliates shall enter into a Services and Supply Agreement with one or more Third Party Manufacturers approved in writing by Nestlé Waters, who are collectively capable of converting the Raw Materials to Products at the volumes of Product and at the quality level as contemplated in this Offtake Supply Agreement.

23.	LIABILITY AND INSURANCE

23.1

The Supplier and the Supplier Affiliates shall at their sole expense fully indemnify, defend and hold harmless the Nestlé Waters Group and their respective directors, employees, attorneys, affiliates, successors and permitted assigns, and agents from any and all losses, claims, actions, liabilities, damages, judgments, interest, settlements, penalties, fines, losses, costs and expenses of whatever kind, including reasonable attorneys’ fees, incurred as a result of (i) any breach of any representation, warranty or covenant of the Supplier or any Supplier Affiliate or subcontractor set forth in this Offtake Supply Agreement and the Security Documents or (ii) any gross negligence or willful misconduct in the performance or non-performance of this Offtake Supply Agreement and the Security Documents, including its Appendices or any Orders, by the Supplier, the Supplier Affiliates or any of their authorized subcontractors and/or partners.

23.2

Nestlé Waters and the Nestlé Waters Affiliates shall at their sole expense fully indemnify, defend and hold harmless the Supplier Group and their respective directors, employees, attorneys, affiliates and agents from any and all losses, claims, actions, liabilities, damages, judgments, interest, settlements, penalties, fines, losses, costs and expenses of whatever kind, including reasonable attorneys’ fees, incurred as a result of any breach of any representation, warranty or covenant of Nestlé Waters or any Nestlé Waters Affiliate set forth in this Offtake Supply Agreement.

23.3

NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL EITHER THE SUPPLIER GROUP OR THE NESTLÉ WATERS GROUP BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY’S INDEMNITEES UNDER ANY PROVISION OF THIS OFFTAKE SUPPLY AGREEMENT OR THE SECURITY

DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY INDEMNITY PROVISION HEREOF) FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES IN TORT OR CONTRACT AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY SUCH RIGHTS, INCLUDING ANY SUCH RIGHTS AT LAW OR EQUITY. FURTHERMORE, NEITHER THE SUPPLIER GROUP NOR THE NESTLÉ WATERS GROUP SHALL BE LIABLE TO THE OTHER PARTY OR THE OTHER PARTY’S INDEMNITEES UNDER ANY PROVISION OF THIS OFFTAKE SUPPLY AGREEMENT OR THE SECURITY DOCUMENTS FOR LOST PROFITS, LOST BUSINESS OPPORTUNITIES OR BUSINESS INTERRUPTION. THE PRECEDING SENTENCES SHALL NOT BE CONSTRUED, HOWEVER, AS LIMITING THE OBLIGATION OF EITHER THE SUPPLIER GROUP OR THE NESTLÉ WATERS GROUP TO INDEMNIFY THE OTHER PARTY OR THE OTHER PARTY’S INDEMNITEES AGAINST CLAIMS ASSERTED BY THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, THIRD PARTY CLAIMS FOR PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, OR FOR LOST PROFITS, LOST BUSINESS OPPORTUNITIES OR BUSINESS INTERRUPTION.

23.4

Subject to Article 23.3, the Supplier shall remain fully liable vis-à-vis Nestlé Waters and the Nestlé Waters Affiliates for any breach of this Offtake Supply Agreement and the Security Documents by any of its subcontractors and/or partners, including but not limited to the Associated PET Supply Chain, the Associated PEF Supply Chain and Third Party Manufacturers involved and for any resulting damages.

23.5

The Supplier shall (or shall cause the relevant Supplier Affiliates to) take out and maintain, throughout the term of the Offtake Supply Agreement and the Security Documents [***] to cover any and all liability arising from the Supplier’s and/or the Supplier Affiliates’ acts or omissions in connection with the Offtake Supply Agreement and the Security Documents (including for the third parties as set forth in Article 23.1), [***] including public and product liability, covering damages of any kind or injury to persons, tangible and non-tangible assets and recall costs. The Supplier shall (or shall cause the relevant Supplier Affiliate to) on request provide Nestlé Waters with copies of its insurance certificate(s). This obligation shall stay in force throughout the term of this Offtake Supply Agreement and the Security Documents for [***] from the end of this Offtake Supply Agreement and the Security Documents, whatever the reason.

23.6

At any time, [***] the Supplier or the relevant Supplier Affiliate must [***]. Notwithstanding anything contrary set forth herein, under no circumstances shall any member of the Nestlé Waters Group have any recourse against any Representative of the Supplier Group arising from or related to this Offtake Supply Agreement or the Security Documents. Further, notwithstanding anything to the contrary in this Offtake Supply Agreement and the Security Documents, the Supplier Group’s aggregate liability arising out of or related to this Offtake Supply Agreement and the Security Documents shall not exceed the greater of (x) the total amount paid to the Nestlé Waters Group pursuant to this Offtake Supply Agreement and the Security Documents for the [***] immediately preceding the date of the applicable breach or (y) [***]

24.	LIQUIDATED DAMAGES CLAUSE

Subject to Force Majeure events, in the event the Supplier or the Supplier Affiliates are not able to meet the Penalty Dates, the Supplier shall pay to Nestlé Waters, as liquidated damages and not as a penalty, [***] of the monthly pro rata budgeted value of the contract volumes of Bio-PET (i) from the Pioneer Plant with respect to Pioneer Plant Penalty Dates, or (ii) from the New Plant with respect to New Plant Penalty Dates (collectively, Liquidated Damages). The Parties agree that it would be difficult to determine the actual damages suffered by Nestlé Waters or the Nestlé Waters Affiliates upon the failure of the Supplier or the Supplier Affiliates to meet the Penalty Dates and that the foregoing Liquidated Damages are a reasonable approximation of the damages that would be likely to result. If the Liquidated Damages are required to be paid pursuant to this Article 24, Nestlé Waters’s right to receive the Liquidated Damages shall be the sole and exclusive remedy (whether at law or in equity, in contract, in tort, specific performance or otherwise, all of the foregoing are expressly waived) of Nestlé Waters and the Nestlé Waters Affiliates against the Supplier or any other member of the Supplier Group, and upon payment of the Liquidated Damages, none of the members of the Supplier Group shall have any further liability or obligation relating to or arising out of the failure to meet the Penalty Dates under this Offtake Supply Agreement or the transactions contemplated by this Offtake Supply Agreement or the Security Documents.

25.	SERVICE LEVEL

25.1	The Parties agree to carry out, on a regular basis, a global review of the performance of this Offtake Supply Agreement, taking into consideration its qualitative and quantitative aspects.

25.2	Performance rates will be determined and monitored by each Nestlé Waters Affiliate, based in particular on the quantities mentioned in the Orders and communicated to the Supplier.

25.3

Without prejudice to any other damages, rights or remedies to which Nestlé Waters may be entitled, if the quarterly performance rate is [***] or more under the target, Nestlé Waters may require a commitment and action plan from the Supplier within [***]

26.	ACTIVITY REPORT

26.1	The Supplier undertakes to provide Nestlé Waters with an activity report including:

(i)	volumes and turnover of the Raw Materials and Products manufactured and supplied and/or made available to Nestlé Waters and each Nestlé Waters Affiliate on a monthly basis;

(ii)	the performance rate, service level and a quality assessment for the Supplier and each Supplier Affiliate, before the end of each quarter.

26.2

The Supplier shall make available to Nestlé Waters any reasonably required relevant documentation relating to the performance of this Offtake Supply Agreement, during its term and for a period of [***] after its expiration of termination.

27.	CHANGE OF CONTROL

In the event that (i) there is a Change of Control that constitutes a Material Adverse Change with respect to Supplier or Nestlé Waters (unless the assignee agrees and has, in the reasonable opinion of Nestlé Waters, the capability to be bound to this Agreement), or (ii) the participation of the new entity controlling the Supplier contravenes Applicable Laws (in particular, antitrust regulations), the assignment will be void. To the extent permitted by Applicable Law, the assigning party agrees to provide [***] prior written notice to the other party if the assigning party intends to make any such assignment. If a [***] notice period is not permitted by law, regulation or contract but a shorter notice period is permitted, the assigning party agrees to give the maximum notice permitted by Applicable Law. Notwithstanding the foregoing, Nestlé Waters shall be entitled to terminate this Offtake Supply Agreement with [***] prior notice if a Designated Party directly shall acquire any equity interest in the Supplier or any Supplier Affiliate.

28.	COMPLIANCE WITH APPLICABLE LAWS

In performing its obligations under this Offtake Supply Agreement, the Supplier shall comply at all times with all Applicable Laws.

29.	COMPLIANCE WITH SUSTAINABILITY PRINCIPLES

29.1	The Supplier shall (or shall cause the relevant Supplier Affiliate to) respect and comply with the “Sustainability Principles” set forth in Appendix 13 which include:

(i)	the Nestlé Corporate Business Principles; and

(ii)	the Nestlé Supplier Code and its Appendix.

29.2

To this end, the Supplier represents that the principles set out in the Nestlé Corporate Business Principles document and the Nestlé Supplier Code and its Appendix documents are already in place in its own organization and undertakes to, and shall ensure that its employees, agents, suppliers (including but not limited to the suppliers responsible for supplying the Feedstocks) and sub-contractors respect the said principles, throughout all stages of production, during the commercial relationship.

29.3

To let the Supplier better follow up the implementation of the Sustainability Principles within its organization and to let Nestlé Waters have updated relevant information about this implementation, the Supplier shall (or shall cause the relevant Supplier Affiliate to) register all of its production sites supplying to Nestlé Waters on a specialized internet platform recommended by Nestlé Waters.

29.4

If any commitment under this Article 29 is found to be breached, the Parties shall meet at Nestlé Waters’s request and discuss the reasons leading to the breach. The Parties shall then envisage and set up corrective actions with an appropriate time schedule to cure the breach of the commitment.

29.5

If the corrective actions are not implemented to Nestlé Waters’s satisfaction in accordance with the agreed time schedule or if the breach by the Supplier of any of the Sustainability Principles recurs, Nestlé Waters shall be entitled to cancel the Orders in force and/or to terminate this Offtake Supply Agreement for breach in accordance with Article 20.2.

29.6

The Supplier acknowledges that it is aware of the Nestlé Supplier Code (the Code) and agrees to disclose to Nestlé Waters any breach of the Code by the Supplier or any Supplier Affiliate, promptly after having knowledge thereof. To this end, the Supplier shall either inform its usual Nestlé Waters contact directly or any Nestlé Waters person in the relevant Nestlé Waters organization; or use Nestlé Waters’s confidential dedicated Internet site (at [***]).

29.7

The Supplier shall (or shall cause the relevant Supplier Affiliate to), according to the provisions set forth in Appendix 5, register on Sedex, which is a platform relating to the performance of the Supplier on the main sustainability issues.

29.8	The Supplier shall cause Supplier Affiliates to comply with this Article 29.

30.	RESERVED

31.	CONFIDENTIALITY – PUBLIC ANNOUNCEMENTS

31.1

The Parties have entered into a Confidentiality Agreement, a copy of which is attached as Appendix 15. Subject to the provisions of Article 31.2, nothing in this Offtake Supply Agreement is intended to modify or supersede the provisions of such Confidentiality Agreement and it will remain in full force and effect, in accordance with its terms, after signature of this Offtake Supply Agreement.

31.2

Each Party shall be entitled to make any public statement, communication or press release, provided however that (i) the Parties shall first discuss the content of such public statement, communication or press release between them and (ii) such public statement, communication or press release shall be limited to the general terms of this Offtake Supply Agreement without any disclosure, in particular, of its economic terms, subject to Applicable Laws.

32.	NON SOLICITATION

32.1

Neither Party shall solicit, recruit, hire or otherwise employ or retain, directly or indirectly (including through any Affiliate), a person employed by the other Party (or any of its Affiliates) who is or has been involved in the negotiations and/or the performance of this Offtake Supply Agreement, in whole or in part, provided, however, this Article 32.1 shall not prohibit Nestlé Waters or its Affiliates from soliciting or hiring any person who responds to a general advertisement or solicitation, including but not limited to advertisements or solicitations through newspapers, trade publications, periodicals, radio or internet database, or efforts by any recruiting or employment agencies, not specifically directed at employees of the Supplier or the Supplier Affiliates.

32.2

Each Party acknowledges and agrees that the above undertaking is intended to protect each Party’s respective trade secrets and goodwill. The above undertaking shall remain valid during the term of this Offtake Supply Agreement and during a period of [***] following its expiry or termination for any reason.

33.	USE OF PROCEEDS; PIONEER PLANT OPERATIONS

33.1

The Supplier shall use the Funds for the Pioneer Plant Operations. Should the Funds be insufficient for the Pioneer Plant Operations, the Supplier shall use the Advance Payment Amount as needed and in compliance with the provisions of the Secured Promissory Note.

33.2

Nestlé Waters, through any Nestlé Waters Affiliate or its authorized agent, is entitled to, during regular business hours of the Supplier and the relevant Supplier Affiliates and upon [***] prior notice, access and inspect the Pioneer Plant for purposes of monitoring the Pioneer Plant Operations and shall indemnify the Supplier and the relevant Supplier Affiliates for any damage or injury caused by such access or inspection.

33.3

The Supplier undertakes to (or to cause the relevant Supplier Affiliates to) cooperate fully and in good faith with Nestlé Waters and such Affiliates or other authorized agents by giving them reasonable access to any relevant information regarding the Pioneer Plant Operations.

33.4

The Supplier undertakes to (or to cause the relevant Supplier Affiliates to) provide Nestlé Waters quarterly updates on the progress of the Pioneer Plant Operations and monthly statements on allocation of the Funds and any Advance Payment Amount used for the Pioneer Plant Operations.

34.	INDEPENDENT PARTIES

Each Party is an independent entity—both legally and financially—bearing the risks and responsibilities of its own operations. This Offtake Supply Agreement does not consist of, amount to or create an association, a company or a joint-venture (whether de facto or by agreement) between the Parties or a power of attorney from either Party to the other or an agency agreement or an employment contract.

35.	ASSIGNMENT

35.1

The Supplier shall not assign or otherwise transfer, totally or partially, for any reason whatsoever, its rights and obligations under this Offtake Supply Agreement without Nestlé Waters’s prior written consent which will not be unreasonably withheld, conditioned or delayed.

35.2

Nestlé Waters shall not assign or otherwise transfer, totally or partially, for any reason whatsoever, its rights and obligations under this Offtake Supply Agreement without the Supplier’s prior written consent which will not be unreasonably withheld, conditioned or delayed; provided, however, Nestlé Waters may assign all or part of its rights and obligations under this Offtake Supply Agreement to any of its Affiliates, without the Supplier’s consent, provided that such assignment does not, subject to the reasonable discretion of the Supplier, materially diminish the credit supporting Nestlé Waters’s obligations hereunder. In such a case, the assignee shall be fully committed to the obligations transferred by Nestlé Waters and Nestlé Waters will inform the Supplier accordingly. [***]

36.	SUBCONTRACTING

Subject to the agreements with Third Party Manufacturers, the Associated PET Supply Chain and the Associated PEF Supply Chain, or with respect to the obligations to be performed by any Supplier Affiliate, in each case, as mentioned in this Offtake Supply Agreement, the Supplier shall not subcontract all or part of its obligations under this Offtake Supply Agreement without Nestlé Waters’s prior written consent which shall not be unreasonably withheld or delayed. In case of subcontracting, the following shall apply:

(i)	the Supplier shall remain primarily liable to Nestlé Waters for the performance by its subcontractor of its obligations under this Offtake Supply Agreement;

(ii)	the Supplier shall be solely responsible for payment of any sum due by and to its subcontractor; and

(iii)	the Supplier shall be responsible for compliance with all Applicable Laws pertaining to the involvement of such subcontractor in the performance of this Offtake Supply Agreement.

37.	MISCELLANEOUS

37.1	Severability

If any provision of this Offtake Supply Agreement is held under a final court decision to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof.

37.2	Waiver

Failure by a Party to notify the other Party of a breach of any provision of this Offtake Supply Agreement or to enforce any of its rights under this Offtake Supply Agreement shall not constitute a waiver of any continuing breach and/or right to enforce any such rights. A waiver by either Party of a breach of any provision of this Offtake Supply Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same provision or any other provision of this Offtake Supply Agreement.

37.3	Notice

Any notice to be given by any Party to any other Party under this Offtake Supply Agreement shall be in writing and shall be served (i) by hand delivery against acknowledgement of receipt, (ii) by registered mail with acknowledgements of receipt or (iii) by express courier (Fedex, DHL, etc.) sent to the address mentioned in this Offtake Supply Agreement (or to such other address as may be notified from time to time by a Party to the others or such address which is published as the registered office of a Party).

The notices are deemed to be validly served as at (i) the date of the hand delivery against acknowledgement of receipt, (ii) the date of first presentation of the registered mail or (iii) the date of first presentation of the express courier,

If to Nestlé Waters:

Nestlé Waters MT

Attn. Purchasing Group Manager

12 boulevard Garibaldi

92130 Issy-les-Moulineaux

France

cc. General Counsel

If to the Supplier:

Micromidas, Inc. dba Origin Materials

930 Riverside Parkway, Suite 10 West

Sacramento, CA 95605

Attn: John Bissell and

Attn: Compliance Manager

37.4	Entire agreement

37.4.1

This Offtake Supply Agreement, together with all Appendices hereto, the Confidentiality Agreement, the PET Alliance Agreement and the Security Documents, constitutes the entire agreement, understanding, representations and warranties of the Parties hereto with respect to the subject matter hereof, provided that this Article 37.4 shall not exclude any liability for fraudulent misrepresentation. This Offtake Supply Agreement replaces and supersedes any prior contract, agreement or negotiation, whether oral or written, related with the same matter and between the same Parties. In the event of conflict or discrepancy between a provision in the Offtake Supply Agreement and a provision in the PET Alliance Agreement, the provisions in the Offtake Supply Agreement shall take precedence and govern.

37.4.2

In the event of conflict or discrepancy between a definition in Article 1.1 and a definition elsewhere in this Offtake Supply Agreement or an Appendix, the definition in Article 1.1 shall take precedence and govern.

37.4.3

In case of discrepancies between the terms of an Order and the terms of the articles of this Offtake Supply Agreement or its Appendices, the terms of the articles of this Offtake Supply Agreement or its Appendices, as applicable, shall prevail.

37.5	Amendments

Any modification or amendment to this Offtake Supply Agreement must be made in writing and shall be signed by both Parties’ duly authorized Representatives.

37.6	Costs and expenses

All costs and expenses incurred by any Party in relation to the negotiation, execution or performance of this Offtake Supply Agreement shall be exclusively borne by such Party and shall not be reimbursed by the other Party except as otherwise expressly provided in this Offtake Supply Agreement.

37.7	Counterparts

This Offtake Supply Agreement may be executed in any number of counterparts each of which when executed by one or more of the Parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

37.8	Applicable Law – Jurisdiction

This Offtake Supply Agreement is governed by the Laws of the State of New York without regard to principles of conflicts of laws.

Any dispute between the Parties arising out of, or in connection with, this Offtake Supply Agreement shall be first submitted to the respective senior executive(s) of each Party for attempted amicable resolution.

In the absence of an amicable resolution within thirty (30) days following submission to the Parties’ senior executives for amicable resolution in accordance with the immediately above paragraph, any dispute between the Parties arising out of, or in connection with, this Offtake Supply Agreement shall be subject to litigation to be brought exclusively in the courts located in the State of New York. Each Party shall and hereby does submit to the non-exclusive jurisdiction of the courts of the State of

New York and the Federal Courts of the United States of America located in New York. The Supplier hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right of jurisdiction in such action or proceeding on account of its domicile. The Supplier hereby irrevocably waives any rights it may have to a trial by jury in respect of any litigation based upon, or arising out of, this Offtake Supply Agreement, or any course of conduct, course of dealing, statement or actions of any Party hereto. The Supplier hereby irrevocably waives any rights it may have to immunity from service of process or jurisdiction to any court hereunder, including without limitation any immunity, sovereign immunity or other similar defense.

37.9	Amendment and Restatement.

This Offtake Supply Agreement amends and restates in its entirety the Original Offtake Agreement; provided, that, for all matters arising prior to the date hereof, the terms of the Original Offtake Agreement (as unmodified by this Offtake Supply Agreement) shall control and are hereby ratified and confirmed, in each case subject to Articles 37.10 through 37.12.

37.10	Termination of Certain Security Documents and Liens.

37.10.1

The Parties hereby agree that, as of the Effective Date, (a) each of the Terminated Security Documents is hereby automatically terminated and (b) the security interests and liens granted pursuant to the Original Security Agreements are hereby automatically terminated and released without any further action by the Supplier, Micromidas Pioneer or Nestlé Waters.

37.10.2

Nestlé Waters (on behalf of itself and each Nestlé Waters Affiliate) hereby (a) authorizes the Supplier and Micromidas Pioneer to terminate all UCC financing statements filed naming the Supplier or Micromidas Pioneer as debtor and Danone as secured party, (b) agrees to promptly deliver to the Supplier (i) that certain Assignment of Limited Liability Company Interest endorsed by the Supplier in blank and that certain Irrevocable Proxy executed by the Supplier, in each case delivered to Nestlé Waters in connection with the Original Pledge Agreement and (ii) all other possessory collateral in Nestlé Waters’s or any Nestlé Waters Affiliate’s possession which evidences, perfects or otherwise relates to the security interests and liens granted pursuant to the Terminated Security Documents, (c) agrees to promptly execute all reasonable and customary lien releases to release of record all security interests and liens granted pursuant to the Terminated Security Documents and (d) further agrees that, at any time and from time to time hereafter, it will (and will cause any relevant Nestlé Waters Affiliate to) promptly execute and deliver such other lien releases, discharges of security interests, pledges and guarantees, termination statements or other agreements and instruments to the Supplier or Micromidas Pioneer (or any designee thereof) in form and substance reasonably satisfactory to the Supplier and Micromidas Pioneer, and take such other actions as such Person may reasonably request to further evidence, effect or reflect on public record or otherwise the release of the security interests, pledges, liens and other encumbrances granted pursuant to the Terminated Security Agreements.

37.11	Release and Waiver.

37.11.1

Notwithstanding anything to the contrary in this Offtake Supply Agreement, the Security Documents, the Original Offtake Agreement, the Original Secured Promissory Note, the Terminated Security Documents or any other agreement, document or instrument relating hereto or thereto, or executed in connection herewith or therewith, Nestlé Waters (on behalf of itself and each Nestlé Waters Affiliate) hereby (a) agrees that, upon execution of this Offtake Supply Agreement, (i) all obligations of Micromidas Pioneer under the Original Offtake Agreement, the Original Secured Promissory Note and the Terminated Security Documents shall be satisfied in full and terminated; (ii) Micromidas Pioneer shall have no further obligations or liabilities of whatever nature under or in connection with this Offtake Supply Agreement, the Security Documents, the Original Offtake Agreement, the Original Secured Promissory Note, the Terminated Security Documents or any other agreement, document or instrument relating hereto or thereto, or executed in connection herewith or therewith; (iii) all obligations of the Supplier under the Original Pledge Agreement shall be satisfied in full and terminated and (b) unconditionally and forever releases, waives and discharges (x) the Supplier from any and all claims, demands, liabilities, rights of setoff and causes of action of any nature whatsoever, arising under or in connection with the Original Pledge Agreement and (y) Micromidas Pioneer from any and all claims, demands, liabilities, rights of setoff and causes of action of any nature whatsoever, arising under or in connection with this Offtake Supply Agreement, the Security Documents, the Original Offtake Agreement, the Original Secured Promissory Note, the Terminated Security Documents or any other agreement, document or instrument relating hereto or thereto, or executed in connection herewith or therewith.

37.11.2	Nestlé Waters (on behalf of itself and each Nestlé Waters Affiliate) hereby [***]

37.12	Joint and several obligations.

The obligations of the Supplier and Supplier Affiliates are all joint and several in the same way that they are under the Secured Promissory Note.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, this Amended and Restated Offtake Supply Agreement has been executed and delivered as of the date first written above.

Nestlé Waters Management & Technology.

By:	/s/ Matthew Weber
	Name:	Matthew Weber
	Title:	CFO

Micromidas, Inc. dba Origin Materials

By:	/s/ John Bissell
	Name:	John Bissell
	Title:	CEO

[Signature Page to Amended and Restated Offtake Supply Agreement]

Appendix 4

Timelines

MILESTONE	[***]	PENALTY DATE	LONG STOP DATE

Commercial Operation Date Pioneer Plant	31 August 2020 (Expected Commercial Operation Date Pioneer Plant)	31 December 2020 (Pioneer Plant Penalty Date)	31 December 2021 (Pioneer Plant Long Stop Date)

First delivery* of Bio- PET to Nestlé Waters incorporating Bio-pX from Pioneer Plant	31 March 2021	30 September 2021 (Pioneer Plant Bio-PET Penalty Date)	30 September 2022 (Pioneer Plant Bio-PET Long Stop Date)

[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]

Appendix 5—Sedex Platform

Responsible Sourcing Audit program at Nestlé

As a current supplier to Nestlé Waters, your company is being requested to participate in the Responsible Sourcing initiative which requests you to demonstrate compliance with the Nestlé Supplier Code requirements (as a reminder, please find our Nestlé Supplier Code here).

The Nestlé Supplier Code (“the Code”) defines the non-negotiable minimum standards that we ask our suppliers and their sub-tier suppliers (“the Supplier”), to respect and to adhere to when conducting business with Nestlé.

To do this, you should have a 3rd party ethical audit conducted, of each of your production sites supplying Nestlé, showing the current status of your ethical practices and areas for further improvement.

•	we request you to take the following steps :

1	Register on Sedex platform www.sedexglobal.com	Registration Instruction here	• Cost: £38 per supplying sites • Duration: Less than 30 min	Recommended (to store and share audit results)

2	Link with Nestlé through the Sedex platform	Nestlé Sedex number is S114420467607	• Cost: Free • Duration: Immediate	Recommended (will enable Nestlé to see your data)

3	Complete the Sedex Online Self Assessment Questionnaire		• Cost: Free • Duration: this takes up to 1 full working day to complete. This greatly helps to prepare the audit.	Optional (will enable you to prepare yourself for the audit)

4	Contact auditors, select auditor and host a SMETA 4 Pillars Audit	Approved auditors are: • SGS • Intertek • BVQI

•  Cost: vary on the number of employees on site: from USD600 to USD5’500

•  Duration: According to above, from 1 1/2 days to 4 1/2 days

•  The cost is beard by you because it is valid for all other members of www.aim-progress.com

Compulsory

We count on your full collaboration and we are sure that you will continue to demonstrate your willingness to make it successful.

Note: List of accepted third party ethical accreditations demonstrating compliance without further work (need to have been made less than 3 years ago, and are to be provided to Nestlé for review):

•	SMETA 4 pillars audit,

•	Combination of ISO14001 + SA8000 + OSHAS18001 certifications,

If only part of certifications are in place they will only shorten the audit (please discuss with audit companies)

•	4C License to Operate

•	Rainforest or UTZ Certifications

•	Ethical audit from AIM-PROGRESS members (list on www.aim-progress.com), including The Coca Cola Company Supplier Guiding Principles or Workplace Rights policy audits

Appendix 8

Supplier Affiliates

Origin Materials Canada Pioneer Limited

Origin Materials Canada Holding Limited

Appendix 9

[Reserved]

Appendix 13

Nestlé Corporate Business Principles and Nestlé Supplier Code

Pol loy M•ncl..tory July 2014 Good Food, Good Life Po Appendix to The Nestle Supplier Code Nestle Commitment on the Responsible Use of Materials from Agricultural Origin The following mandatory requirements This Commitment comprises three sections: complement the Nestle Supplier Code and are 1. The General Principles driving the overall applicable to anatag• of the upatreem value concept “remOte the w orat. prom ote the best c hain btck to the primary produc tion lewl. improve the reat” The aim of the Commitment is to guide 2. The General Requirements apply ing to all NestiG’s suppliers to improve their practices in materials of agriculturaL forestry, fishery and the implement81ion of international atandardt and aquaculture origin N.. tl6 own pollclet and commitment• relating to 3. The liltof key cotegorlee h!JVIng edditlonnol responsible sourcing: material specific requirements. Nestle SupplierCode Neet16 Policy on Environmental Suatainability • N• tl6 Commitment on Climate Chango Neetl6 Commitment on Deforestation and Forest Stewardship Nestle Commitment on Child Labourin Agricultural Supply Cht lnt Nestl6 Commitment on Rural OEJVelopment Nestle Commitment on Farm Animal Welfare Nestle Commitment on WSiter Stewardship • The International Bill of Human Rlghtt The8 ILO Core Convention• United Nations Global Compact Principles Nestle Commitment on Land and Land Rights inAgric ultural Supply Chaina. ~~estlft Commitment on the Respont ible Ut e crt Moteriolt lromAgriGulturol Origin 249137817 v2

General Principles

a) Continuous improvement:
Nestlé is committed to continuously increasing the share of raw and packaging material sourced in compliance with these requirements. All Nestlé suppliers are expected to engage in a process of continuous improvement and to verify their processes and practices against these requirements.

b) Transparency along the value chain
Nestlé expects its suppliers to conduct their business with Nestlé in an open and transparent way, which includes providing transparency of material flows throughout the entire upstream value chain providing evidence of product identity and that no adulteration has happened, with the overall objective to ensure the supply of responsibly produced products. Suppliers provide accurate information on all aspects covered by these requirements.

c) Supplier accountability and supplier support
Nestlé expects its suppliers to take ownership and leadership in developing and implementing continuous improvement measures against all aspects of these requirements. As appropriate, Nestlé will provide support to suppliers that are not yet able to comply but are committed to becoming compliant over time and demonstrate continuous and tangible progress.

d) Credible verification
In its extended value chains, Nestlé expects its suppliers to continuously monitor and verify their performance and continuous improvement against these requirements. In the case of high sustainability risks, Nestlé reserves the right to verify such monitoring and performance by independent assessments or certification.

General Requirements

1. Legal compliance
Suppliers[1] comply with all applicable laws and regulations.

2. Human rights and labour practices as stated in the Nestlé Supplier Code

a. No use of forced or child labour.

i. There is no use of forced or compulsory labour as per ILO Conventions 29 and 105.

ii. There is no use of child labour. Child labour refers to work that is mentally, physically, socially, morally dangerous or harmful to children or that improperly interferes with schooling needs as per Nestlé Supplier Code and ILO Conventions 138 and 182.

b. Workers' pay and conditions meet at least legal or mandatory industry standards.

i. Workers' pay and benefits comply with minimum legal requirements or mandatory industry standards, including any applicable binding collective agreements.

ii. Working conditions comply with applicable laws and industry norms, including working hours, housing (where applicable), water and sanitation, specific gender-related needs, medical and welfare provision.

c. Freedom of association and collective bargaining is respected, unless prevented by law.

i. The rights of workers to freedom of association and collective bargaining are respected, consistent with applicable ILO Conventions 87 and 98 and those identified by the United Nations Universal Declaration of Human Rights.

d. Provision of safe and healthy workplace.

i. Workers are provided with a safe and healthy workplace, including, as applicable, safe housing conditions. As a minimum, potable drinking water, adequate sanitation, emergency exits, essential safety equipment and access to emergency medical care are provided.

1 The term "supplier" includes all sub- suppliers back to the primary production stage.

2 Nestlé Commitment on the Responsible Use of Materials from Agricultural Origin

e. No discrimination on the basis of gender, race, ethnicity, age or religion.

i. Hiring and employment practices do notdiscriminate on the ground of criteria such as race, colour, religion, sex, age, physical ability, maternity, religion, ethnicity, physical conditions or political views as per ILO Convention 111.

3. Conversion of natural vegetation

a. No sourcing from areas converted from naturals forests[1] after 1 February 2013[2].

i. Products are sourced from land that has not been converted from natural forest to other land use.

b. Identification and protection of High Conservation Values (HCVs)[3].

i. Products are sourced in a manner that maintains or enhances high conservation values in the surrounding landscape.
ii. High carbon stocks (including above ground carbon values and soils that provide important carbon and water storage functions) are included as a high conservation value and Nestlé will develop appropriate criteria.
iii. Suppliers will pay particular attention to high conservation values needed to preserve water stewardship, livelihoods, and species that require large contiguous habitats.
iv. Suppliers will not source products from IUCN protected areas categories I-IV, UNESCO World Heritage Sites and wetlands on the Ramsar List.
v. HCV areas have management plans that ensure the maintenance and/or enhancement of these areas and maximize connectivity of natural habitats within the landscape.

4. Environmental impacts

a. Impacts on water are mitigated by implementation of water management plans, and additional measures in water- stressed areas.

i. Water withdrawal from the environment is minimized and water pollution is prevented.
ii. Suppliers have carried out impact assessments that include water resource assessments, and are implementing management plans that include water management. Water management takes into account the human right to water as well as environmental flows and water quality.
iii. Suppliers in water-stressed areas undertake additional measures with the objective of mitigation impacts of water consumption.

b. Use of chemicals is consistent with best agricultural practices.

i. Growers comply with best practices relating to use of chemicals.
ii. Pest and disease management is based onIntegrated Pest Management programs that reduce the need for agrochemicals and provide appropriate safeguards for workers and high conservation value areas when agrochemicals are applied.

c. Soil management is consistent with best agricultural practises.

i. Growers comply with best practices relating to soil management, taking into consideration soil structure and fertility, and soil erosion.
ii. Fertilisers are applied in response to appropriate soil testing and in ways that minimize run-off of nutrients and emissions of GHG.
iii. Soil carbon levels are maintained and measures taken to enhance them where these benefit soil health and crop growth.
iv. Agrochemical use is minimised to deliver upon good soil conservation practices, whilst being consistent with the need to control invasive species and pests.

d. Suppliers identify and reduce their significant environmental impacts in a process of continuous improvement, which includes, as applicable, the following aspects:

i. Waste is prevented, reused, recycled, recovered and/or disposed of in an environmentally sustainable way
ii. Biodiversity is maintained and/or enhanced iii. Greenhouse gas emissions are reduced
iv. Air emissions from processing plants are reduced
v. Energy is used efficiently

1 See "Understanding Forest Conversion/Deforestation".
2 Earlier cut-off dates may apply to specific materials. See the Annexes for material-specific requirements.
3 The HCV Resource Network promotes a consistent, global, cross-sectoral and scheme-neutral approach to HCV: www.hcvnetwork.org Note that HCVs can include natural vegetation other than forest areas, such as highly biodiverse grasslands. Particular attention is paid to high conservation values needed to protect natural wetlands and water stewardship livelihoods.

Nestlé Commitment on the Responsible Use of Materials from Agricultural Origin 3

5. Food waste and Post-Harvest Losses Food waste and post-harvest losses are minimized.

i. Growers and processors adopt appropriate technology and systems to reduce post-harvest losses and food waste.
ii. Suppliers and farmers should gather evidence to inform future interventions with the intention to focus attention in reducing post-harvest losses and other food waste along the value chain.
iii. Where post-harvest losses do occur, efforts are made to reduce losses to an acceptable minimum.

6. Land use rights

a. Suppliers can demonstrate legal entitlement to land ownership or other pertinent land use rights.

i. Land rights, including legal title and customary land, of local communities are respected.
ii. Legal use rights to the land are clearly defined and demonstrable (e.g. documented through an ownership agreement, rental agreement, court order, etc.).

b. Agricultural and forestry developments and activities on local peoples' land are subject to the free, prior and informed consent of the affected local communities, including indigenous peoples[1].

i. Producers maintain communication channels with local communities and traditional land users and there is a clearly established mechanism for raising and resolving grievances.

7. Creation of shared value for society and local communities and Rural Development

a. Farming, forestry, fishing and aquaculture activities contribute to sustainable rural development.

i. There are demonstrable rural development benefits accruing to local communities as a consequence of the production activities.
ii. Fair opportunities for employment and provision of goods and services are provided to the local population.

b. Small scale producer access to Nestlé's supply chains is not disadvantaged through application of responsible sourcing guideline.

i. Small scale producers do not face undue or disproportionate obstacles to becoming a Nestlé supplier as a result of the implementation of these requirements.

8. Animal welfare

Animal welfare practices along the upstream value chain are guided by the General Principles for the Welfare of Animals in Livestock Production Systems developed by the World Organisation for Animal Welfare (OIE)[2], to be implemented in a process of continuous improvement. A science-based approach is applied to defining criteria and indicators to evaluating farm animal welfare on the basis of the "Five Freedoms":

1. Freedom from hunger, thirst and malnutrition.
2. Freedom from fear and distress.
3. Freedom from physical and thermal discomfort.
4. Freedom from pain, injury and disease.
5. Freedom to express normal patterns of behaviour of farmed animals.

Material Specific Requirements

Material specific requirements exist for 12 categories:

1. Palm Oil
2. Paper & Board
3. Sugar
4. Soya
5. Cocoa
6. Coffee
7. Dairy
8. Fish & Seafood
9. Meat, Poultry & Eggs
10. Vanilla
11. Hazelnuts
12. Shea

and are detailed in Nestlé operational policies applied in procurement. These are available on www.nestle.com/suppliers

1 For guidance see: FSC Guidelines for the implementation of free, prior, informed consent (2012); WWF: Free,prior, informed consent: guidelines and resources (2011): http://assets.worldwildlife.org.
2 Article 7.1.3. of the Terrestrial Animal Health Code, World Organisation of Animal Welfare (OIE).

4 Nestlé Commitment on the Responsible Use of Materials from Agricultural Origin

......... —.....2010 Good Food. Good L•fe The Nestle Corporate Business Principles

Principles
Mandatory
June 2010

Pr

Author/issuing department
Chairman and Chief Executive Officer

Target audience
All employees

Related Group Principles/Policies, Standards or Guidelines
Code of Business Conduct,
The Nestlé Management and Leadership Principles

Repository
All Nestlé Principles and Policies, Standards and Guidelines can be found in the Center online repository at http://intranet.nestle.com/nestledocs.

Date of publication
June 2010

Copyright and confidentiality
The content of this document may not be reproduced without proper authorisation.
All rights belong to Nestec Ltd., 1800 Vevey, Switzerland.
© 2010, Nestec Ltd.

In case of doubt or differences of interpretation, the English version shall prevail.

Design
Nestec Ltd., Corporate Identity & Design,
Vevey, Switzerland

Production
Altavia Swiss

Paper
This report is printed on BVS, a paper produced from well-managed forests and other controlled sources certified by the Forest Stewardship Council (FSC).

myclimate neutral
Printed Matter

Mixed Sources
FSC

Table of contents

3 **Commitment of the Chairman and the Chief Executive Officer**

5 **The foundation for sustainability and Creating Shared Value**

6 **The ten principles of business operations**
Consumers
1 Nutrition, Health and Wellness
2 Quality assurance and product safety
3 Consumer communication
Human rights and labor practices
4 Human rights in our business activities
Our people
5 Leadership and personal responsibility
6 Safety and health at work
Suppliers and customers
7 Supplier and customer relations
8 Agriculture and rural development
The environment
9 Environmental sustainability
10 Water

8 **Detailed descriptions and links to corporate policies**
8 Consumers
9 Human rights and labor practices
10 Our people
11 Suppliers and customers
12 The environment

13 **Auditing**

The Nestlé Corporate Business Principles 1

Nestlé principles and policies map

The ten principles of business operations

Consumers			Human rights and labor practices	Our people
1 Nutrition, Health and Wellness	**2 Quality assurance and product safety**	**3 Consumer communication**	**4 Human rights in our business activities**	**5 Leadership and personal responsibility**
Nestlé Principles on Nutrition, Health and Wellness	Nestlé Quality Policy Nestlé Nutrition Quality Policy	Nestlé Consumer Communication Principles Nestlé Policy on Nutrition and Health Claims Nestlé Nutritional Profiling System Nestlé Nutritional Compass WHO International Code of Marketing of Breast-milk Substitutes* Nestlé Privacy Policy	UN Global Compact* ILO Conventions 87, 138, 182* UN Convention of the Rights of the Child: Article 32* OECD Guidelines for Multinational Enterprises 2000* ILO Declaration on Multinational Enterprises 2006*	Nestlé Management and Leadership Principles Nestlé Code of Business Conduct Nestlé Human Resources Policy

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Commitment of the Chairman and the Chief Executive Officer

The Nestlé Corporate Business Principles are at the basis of our company's culture, which has developed over the span of 140 years. Since Henri Nestlé first developed his successful infant cereal "Farine Lactée", we have built our business on the fundamental principle that to have long-term success for our shareholders, we not only have to comply with all applicable legal requirements and ensure that all our activities are sustainable, but additionally we have to create significant value for society. At Nestlé we call this Creating Shared Value.

Although our Nestlé Corporate Business Principles were first published as an integrated document in 1998, most had already been established in individual form many years before. While the Business Principles are firmly established, they also continue to evolve and adapt to a changing world. For instance, Nestlé incorporated all ten principles of the United Nations Global Compact soon after their creation and continues to implement them today.

This latest revision differs from the previous two versions in that the ten principles of business operations are specifically linked to online copies of more detailed principles, policies, standards and guidelines. This has allowed the statement of each principle to be more succinct, while providing more detailed implementing measures related to each one on the World Wide Web. Also, for the first time, a map of the principles and an overview of related company measures is included at the start of the document.

We believe in the importance of a strong compliance culture that is fully embedded in our business. The Corporate Business Principles and the supporting documents reflect this commitment and thus protect the trust of our consumers and other stakeholders in the Nestlé brand. Our internal rules not only require strict compliance with the law, they guide our actions even if the law is more lenient or where there is no applicable law at all. For Nestlé, upholding compliance goes beyond keeping checklists. It requires steadfast principles that apply across the whole Company, providing clear guidance to our people.

As the Chairman and the Chief Executive Officer of Nestlé, we are committed to making sure that our entire Company is managed according to these principles and require adherence to them from all our employees around the world. We are also committed to continuous improvement and are open to external engagement regarding any area of our Corporate Business Principles.

Peter Brabeck-Letmathe
Chairman of the Board

Paul Bulcke
Chief Executive Officer

The Nestlé Corporate Business Principles 3

The foundation for sustainability and Creating Shared Value

As Nestlé is a principle-based company, the Nestlé Corporate Business Principles form the foundation of all we do. Compliance with Nestlé Corporate Business Principles, and with specific policies related to each principle, is non-negotiable for all employees and their application is monitored and regularly audited.

As shown in the diagram below, compliance with Nestlé Corporate Business Principles is the foundation for the Company's commitment to be environmentally sustainable and to create shared value.

Creating Shared Value is the basic way we do business, which states that in order to create long-term value for shareholders, we have to create value for society. But we cannot be either environmentally sustainable or create shared value for shareholders and society if we fail to comply with our Business Principles.

At the same time, Creating Shared Value goes beyond compliance and sustainability. Any business that thinks long-term and follows sound business principles creates value for shareholders and for society through its activities, e.g. in terms of jobs for workers, taxes to support public services, and economic activity in general.

But Creating Shared Value goes one step further. A company consciously identifies areas of focus, where: a) shareholders' interest and society's strongly intersect, and b) where value creation can be optimized for both. As a result, the company invests resources, both in terms of talent and capital, in those areas where the potential for joint value creation is the greatest, and seeks collaborative action with relevant stakeholders in society.

At Nestlé, we have analysed our value chain and determined that the areas of greatest potential for joint value optimization with society are Nutrition, Water and Rural Development. These activities are core to our business strategy and vital to the welfare of the people in the countries where we operate.

We actively seek engagement and partnerships with outside stakeholders that optimize positive impact in these areas of focus. However, Creating Shared Value is not about philanthropy. It is about leveraging core activities and partnerships for the joint benefit of the people in the countries where we operate.

In doing so, Nestlé maintains a very long-term perspective on business development and welcomes dialogue with external stakeholders who are committed to principled behavior and constructive engagement. This includes government and regulatory authorities, intergovernmental organisations, non-governmental organisations, academic and professional bodies, and local communities.


Creating Shared Value
Nutrition, Water, Rural Development
Sustainability
Protect the Future
Compliance with
Nestlé Corporate Business Principles, Laws, Codes of Conduct

The Nestlé Corporate Business Principles
5

The ten principles of business operations

Consumers

1
Nutrition, Health and Wellness
Our core aim is to enhance the quality of consumers' lives every day, everywhere by offering tastier and healthier food and beverage choices and encouraging a healthy lifestyle. We express this via our corporate proposition Good Food, Good Life.

2
Quality assurance and product safety
Everywhere in the world, the Nestlé name represents a promise to the consumer that the product is safe and of high standard.

3
Consumer communication
We are committed to responsible, reliable consumer communication that empowers consumers to exercize their right to informed choice and promotes healthier diets. We respect consumer privacy.

Human rights and labor practices

4
Human rights in our business activities
We fully support the United Nations Global Compact's (UNGC) guiding principles on human rights and labor and aim to provide an example of good human rights and labor practices throughout our business activities.

Our people

5
Leadership and personal responsibility
Our success is based on our people. We treat each other with respect and dignity and expect everyone to promote a sense of personal responsibility. We recruit competent and motivated people who respect our values, provide equal opportunities for their development and advancement, protect their privacy and do not tolerate any form of harassment or discrimination.

6
Safety and health at work
We are committed to preventing accidents, injuries and illness related to work, and to protect employees, contractors and others involved along the value chain.

6
The Nestlé Corporate Business Principles

Suppliers and customers

The environment

7
Supplier and customer relations
We require our suppliers, agents, subcontractors and their employees to demonstrate honesty, integrity and fairness, and to adhere to our non-negotiable standards. In the same way, we are committed to our own customers.

9
Environmental sustainability
We commit ourselves to environmentally sustainable business practices. At all stages of the product life cycle we strive to use natural resources efficiently, favor the use of sustainably-managed renewable resources, and target zero waste.

8
Agriculture and rural development
We contribute to improvements in agricultural production, the social and economic status of farmers, rural communities and in production systems to make them more environmentally sustainable.

10
Water
We are committed to the sustainable use of water and continuous improvement in water management. We recognize that the world faces a growing water challenge and that responsible management of the world's resources by all water users is an absolute necessity.

The Nestlé Corporate Business Principles 7

Detailed descriptions and links to corporate policies

Consumers

1
Nutrition, Health and Wellness
Our core aim is to enhance the quality of consumers' lives every day, everywhere by offering tastier and healthier food and beverage choices and encouraging a healthy lifestyle. We express this via our corporate proposition Good Food, Good Life.

Guided by our commitment to Nutrition, Health and Wellness, we work to increase the nutritional value of our products while also improving taste and enjoyment. We also develop brand communication and information that encourages and empowers consumers to make informed choices about their diet.

Please see *The Nestlé Principles on Nutrition, Health and Wellness* at www.nestle.com/policies.

2
Quality assurance and product safety
Everywhere in the world, the Nestlé name represents a promise to the consumer that the product is safe and of high standard.

Our commitment is never to compromise on the safety of any product. Our *Quality Policy* summarises the essentials of our passion for excellence:

- to build trust by offering products and services that match consumer expectation and preference;
- to comply with all internal and external food safety, regulatory and quality requirements.

Quality is everybody's commitment. We continuously challenge ourselves in order to constantly improve and achieve the highest levels of quality. We maintain the same high food safety standards in all countries in which we operate.

We ensure the delivery of high quality products through our Quality Management System.

Please see *The Nestlé Quality Policy* at www.nestle.com/policies.

3
Consumer communication
We are committed to responsible, reliable consumer communication that empowers consumers to exercize their right to informed choice and promotes healthier diets. We respect consumer privacy.

Our core business strategy is built around helping consumers to have a balanced, healthier diet. *The Nestlé Consumer Communication Principles* contain mandatory rules on marketing communication to all consumers, including accurate representation and portrayal of foods in a way that does not encourage over-consumption. In addition, specific principles guide our communication to children including no advertising or marketing activity to children under 6 years of age. Advertising to children from 6 to 12 years is restricted to products that meet predetermined nutritional profiling criteria, including clear limits on energy and health-sensitive ingredients such as sugars, salt, saturated fat and trans fatty acids. Our children's communication principles are specifically aimed at protecting children by ensuring that the advertising is not misleading, does not undermine parental authority or generate unrealistic expectations of success, create a sense of urgency or allude to a sense of low price.

The Nestlé Policy on Nutrition and Health Claims steers our actions related to scientifically supportable health claims. Please see *The Nestlé Consumer Communication Principles, The Nestlé Policy on Nutrition and Health Claims* and *The Nestlé Nutritional Profiling System* at www.nestle.com/policies.

Marketing of Infant Foods
We are committed to supporting whatever is most suited for achieving the best start in life for babies. This means that we recommend breast feeding over all other feeding alternatives. For those who need alternatives to breast feeding, our objective is to offer formula products that meet international standards for infant health in place of dangerous and inappropriate breast milk substitutes, such as whole milk. Our objective is also to offer cereals, baby foods and milks that contribute to optimal growth and development in place of complementary foods of low nutritional value often fed to infants.

8 The Nestlé Corporate Business Principles

Human rights and labor practices

Our infant food marketing is conducted in accordance with the World Health Organization (WHO) International Code of Marketing of Breast-milk Substitutes, as implemented by each member state of the WHO. Additionally, in developing countries, we voluntarily implement the WHO Code, whether or not the government has done so. We monitor our own practices to ensure compliance with those standards irrespective of whether or not a government monitoring system is in place. Independent auditing of Nestlé compliance with the WHO Code is conducted on an ongoing basis by recognized social auditing companies and reports are publicly available. Please see www.babymilk.nestle.com.

4

Human rights in our business activities

We fully support the United Nations Global Compact's (UNGC) guiding principles on human rights and labor and aim to provide an example of good human rights and labor practices throughout our business activities.

We

- support and respect the protection of international human rights within our sphere of influence (UNGC Principle 1);
- make sure that we are not complicit in human rights abuses (UNGC Principle 2);
- are against all forms of exploitation of children;
- recognize privacy as a human right;
- expect each of our companies to respect and follow the local laws and regulations concerning human rights practices. Where our own principles and regulations are stricter than local legislation, the higher standard applies;
- recognize the responsibility of companies to respect human rights irrespective of the fact that governments are ultimately responsible for the establishment of a legal framework for protecting human rights within their jurisdictions.

We uphold

- the freedom of association and the effective recognition of the right to collective bargaining (UNGC Principle 3);
- the elimination of all forms of forced and compulsory labor (UNGC Principle 4);
- the effective abolition of child labor (UNGC Principle 5);
- the elimination of discrimination in respect of employment occupation (UNGC Principle 6).

We adhere to the eight fundamental Conventions of the International Labor Organisation (ILO), in particular Convention 87, Freedom of Association and Protection of the Right to Organize (1948), as well as Convention 138, Minimum Age for Employment, and Convention 182, Worst Forms of Child Labor, which are based on the United Nations Convention of the Rights of the Child (Article 32). Furthermore, we adhere to the Tripartite Declaration of Principles concerning Multinational Enterprises and Social Policy (ILO) of March 2006 and the OECD Guidelines for Multinational Enterprises of June 2000.

The Nestlé Corporate Business Principles 9

Our people

5

Leadership and personal responsibility

Our success is based on our people. We treat each other with respect and dignity and expect everyone to promote a sense of personal responsibility. We recruit competent and motivated people who respect our values, provide equal opportunities for their development and advancement, protect their privacy and do not tolerate any form of harassment or discrimination.

Nestlé Management and Leadership Principles

Our *Management and Leadership Principles* describe the culture and basic values we expect our employees to uphold, as well as the attributes needed to be successful in management and leadership. Please see *The Nestlé Management and Leadership Principles* at www.nestle.com/policies.

Nestlé Code of Business Conduct

Our *Code of Business Conduct* specifies certain non-negotiable minimum standards in key areas of employee behavior, including compliance with laws, conflicts of interests, anti-trust and fair dealing, bribery, corruption (UNGC Principle 10), discrimination and harassment, and integrity. We believe in the importance of free competition and are committed to acting with integrity in all situations. Please see *The Nestlé Code of Business Conduct* at www.nestle.com/policies.

Our *Human Resources Policy* specifies attitudes such as mutual respect, trust and transparency in relating to one another and encourages open communication and cooperation. We also believe that our long-term success depends on our capacity to attract, develop, protect and retain the right and best employees.

We respect international conventions concerning employees' rights, do not tolerate discrimination for reasons such as origin, nationality, religion, race, gender, age or sexual orientation or engage in any kind of verbal or physical harassment based on any of the above or any other reason. We uphold the freedom of association of our employees and the effective recognition of the right to collective bargaining through unions or other types of associations (UNGC Principle 3). We respect our employees' right to privacy.

6

Safety and health at work

We are committed to preventing accidents, injuries and illness related to work, and to protect employees, contractors and others involved along the value chain.

Our *Policy on Safety and Health at Work* establishes safety as a non-negotiable priority of our culture. We recognize and require that everyone play an active role in providing a safe and healthy environment, and promote awareness and knowledge of safety and health to employees, contractors and other people related to or impacted by our business activities by setting high standards.

We monitor our performance through the Nestlé Occupational Safety and Health Management System to assure a safe and healthy workplace. Please see *The Nestlé Policy on Safety and Health at Work* at www.nestle.com/policies.

10 The Nestlé Corporate Business Principles

Suppliers and customers

7
Supplier and customer relations

We require our suppliers, agents, subcontractors and their employees to demonstrate honesty, integrity and fairness, and to adhere to our non-negotiable standards. In the same way, we are committed to our own customers.

The Nestlé Supplier Code specifies minimum standards that we ask our suppliers, agents, subcontractors and their employees to respect and adhere to. The *Supplier Code* includes requirements such as business integrity, sustainable operating and agricultural practices, labor standards, safety, health and environmental practices.

To ensure that the *Supplier Code* is put in practice, we reserve the right to verify the suppliers' compliance with the Code on a regular basis.

Please see *The Nestlé Supplier Code* at www.nestle.com/policies.

8
Agriculture and rural development

We contribute to improvements in agricultural production, the social and economic status of farmers, rural communities and in production systems to make them more environmentally sustainable.

To ensure that our factories obtain raw materials competitively and at required quality and safety specifications

- we engage in developing sustainable agricultural practices and systems that contribute to long-term production efficiency, viable incomes for farmers and the transfer of agricultural knowledge to suppliers;
- we support the application of new technologies and advances in agricultural science, including the opportunities offered by bioscience when their positive effect on food safety, environment, agricultural practices and production efficiency are scientifically confirmed and accepted by consumers.

The Sustainable Agriculture Initiative Nestlé (SAIN) guides our engagement in farming systems to support agricultural practices, rural development, sourcing processes and practices that are sustainable over the long term. Please see *The Nestlé Policy on Environmental Sustainability* at www.nestle.com/policies.

The Nestlé Corporate Business Principles 11

The environment

9
Environmental sustainability

We commit ourselves to environmentally sustainable business practices. At all stages of the product life cycle we strive to use natural resources efficiently, favor the use of sustainably managed renewable resources, and target zero waste.

We invest continuously to improve our environmental performance. *The Nestlé Policy on Environmental Sustainability* incorporates the United Nations Global Compact's three guiding principles on environment (Principles 7, 8 and 9).

We apply a product life cycle approach involving our partners from farm to consumer in order to minimize the environmental impact of our products and activities. Our four priority areas are: water, agricultural raw materials, manufacturing and distribution of our products, and packaging. We implement our policy through the Nestlé Environmental Management System.

We believe that environmental performance is a shared responsibility and requires the cooperation of all parts of society. We are determined to continue providing leadership within our sphere of influence. Please see *The Nestlé Policy on Environmental Sustainability* at www.nestle.com/policies.

10
Water

We are committed to the sustainable use of water and continuous improvement in water management. We recognize that the world faces a growing water challenge and that responsible management of the world's resources by all water users is an absolute necessity.

Water is a particular area of focus for Nestlé. *The Nestlé Commitments on Water* set out our priorities and objectives on responsible water usage. These are to continue our efforts to reduce the amount of water used in our operations, ensure that activities respect local water resources, ensure that the water we discharge into the environment is clean, engage with suppliers to promote water conservation, especially among farmers, and reach out to others on water conservation and access. Nestlé is a founding signatory of the United Nations Global Compact CEO Water Mandate.

We monitor and improve water efficiency through our water resources management specialists and in our factories with our environmental specialists in line with the Nestlé Environmental Management System.

We recognize the right of all people to have access to clean water to meet their basic needs.

Please see *Every Drop Counts* at www.nestle.com/policies.

12

The Nestlé Corporate Business Principles

Auditing

The Nestlé Corporate Business Principles are mandatory statements for all Nestlé managers and employees and are integrated in business planning, auditing and performance reviews.

The Corporate Business Principles are associated with specific policies and reference codes, where compliance procedures are outlined. See the Nestlé principles and policies map for the appropriate linkages and reference policies (inside front cover).

Nestlé's compliance regarding its Corporate Business Principles is regularly reviewed by its internal auditors on the basis of clear auditing instructions, which are published for all employees to consult on the Nestlé S.A. intranet. Compliance regarding human resources, safety, health, environment and business integrity is assessed through our CARE Program which relies on an independent external audit network. Our reports on Creating Shared Value are audited by independent external auditors for accuracy and validation. Our external auditors KPMG, when obtaining an understanding of the internal control system of Nestlé, consider how the Corporate Business Principles fit into the overall corporate governance framework of the Group.

Findings and recommendations are reported through the Board Audit Committee to the Nestlé S.A. Board of Directors.

The Nestlé Corporate Business Principles 13

Appendix 16

List of Alliance Members

1.	Danone

2.	Nestlé Waters

3.	PepsiCo

4.	Origin